SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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SONIC FOUNDRY, INC.

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SONIC FOUNDRY, INC.

222 West Washington Avenue

Madison, Wisconsin 53703

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held March 5, 2009

The Annual Meeting of Stockholders of SONIC FOUNDRY, INC., a Maryland corporation (“Sonic”) will be held at the Monona Terrace Community and Convention Center, One John Nolen Drive, Madison, Wisconsin 53703 on March 5, 2009 at 9:00 a.m. local time, for the following purposes:

1.	To elect two directors to hold office for a term of five years, and until their successors are duly elected and qualified.

2.	To vote on a Proposal to adopt the 2009 Stock Incentive Plan.

3.	To ratify the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending September 30, 2009.

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

All the above matters are more fully described in the accompanying Proxy Statement.

Only holders of record of Common Stock at the close of business on January 12, 2009 are entitled to notice of, and to vote at, this meeting or any adjournment or adjournments thereof.

Please complete and return the enclosed proxy in the envelope provided or follow the instructions on the proxy card to authorize a proxy by telephone or over the Internet, whether or not you intend to be present at the meeting in person.

By Order of the Board of Directors,

Madison, Wisconsin	Kenneth A. Minor
January 28, 2009	Secretary

If you cannot personally attend the meeting, it is earnestly requested that you promptly indicate your vote on the issues included on the enclosed proxy and date, sign and mail it in the enclosed self-addressed envelope, which requires no postage if mailed in the United States or, follow the instructions on the proxy card to authorize a proxy by telephone or over the Internet. Doing so will save us the expense of further mailings. If you sign and return your proxy card without marking choices, your shares will be voted in accordance with the recommendations of the Board of Directors.

SONIC FOUNDRY, INC.

222 W. Washington Avenue

Madison, Wisconsin 53703

January 28, 2009

PROXY STATEMENT

The Board of Directors of Sonic Foundry, Inc., a Maryland corporation (“Sonic”), hereby solicits the enclosed proxy. Unless instructed to the contrary on the proxy, it is the intention of the persons named in the proxy to vote the proxies:

FOR the election of David C. Kleinman and Paul S. Peercy as Directors for terms expiring in 2014; and

FOR the proposal to adopt the 2009 Stock Incentive Plan; and

FOR the ratification of the appointment of Grant Thornton LLP as independent auditors of Sonic for the fiscal year ending September 30, 2009.

In the event that either nominee for director becomes unavailable to serve, which management does not anticipate, the persons named in the proxy reserve full discretion to vote for any other person who may be nominated. Proxies may also be authorized by telephone or over the Internet by following the instructions on the proxy card. Any stockholder giving a proxy may revoke the same at any time prior to the voting of such proxy. This Proxy Statement and the accompanying proxy are being mailed on or about February 5, 2009.

Each stockholder will be entitled to one vote for each share of Common Stock standing in his or her name on our books at the close of business on January 12, 2009 (the “Record Date”). Only holders of issued and outstanding shares of Sonic’s common stock as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting, including any adjournment or postponement thereof. On that date, we had outstanding and entitled to vote 35,769,950 shares of Common Stock, held by approximately 9,000 stockholders, of which approximately 8,500 were held in street name.

QUORUM; VOTES REQUIRED

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting and will determine whether or not a quorum is present. Where, as to any matter submitted to the stockholders for a vote, proxies are marked as abstentions (or stockholders appear in person but abstain from voting), such abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter and has not received instructions from the beneficial owner, which is known as a broker non-vote, those shares will not be considered as present and entitled to vote with respect to that matter; however, such shares will be considered present for purposes of a quorum. A majority of the shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. The election of the Directors requires a plurality of the votes present and entitled to vote. The adoption of the 2009 Stock Incentive Plan requires the approval of a majority of the outstanding shares of Common Stock considered as present at the meeting and entitled to vote. The approval of the other proposals requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.

DATE, TIME AND PLACE OF ANNUAL MEETING

The Annual Meeting will be held on March 5, 2009 at 9:00 a.m. (Central time) at the Monona Terrace Community and Convention Center, One John Nolen Drive, Madison, Wisconsin 53703.

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Amended and Restated Articles of Incorporation and Bylaws provide that the Board of Directors shall be divided into five classes, with each class having a five-year term. Directors are assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors, each class consisting, as nearly as possible, of one-fifth the total number of directors. Vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes may be filled by either the affirmative vote of the holders of a majority of the then-outstanding shares or by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of the Directors. Newly created directorships resulting from any increase in the number of directors may, unless the Board of Directors determines otherwise, be filled only by the affirmative vote of the directors then in office, even if less than a quorum of the Board of Directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

Our Amended and Restated Articles of Incorporation provide that the number of directors, which shall constitute the whole Board of Directors, shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. Our currently authorized number of directors is seven. The seats on the Board of Directors currently held by David C. Kleinman and Paul S. Peercy are designated as Class I Board seats, with terms expiring as of the Annual Meeting. Mssrs. Kleinman and Peercy will stand for re-election at this Annual Meeting.

Mssrs. Kleinman and Peercy are currently Board members of Sonic who were previously elected by the stockholders. If elected at the Annual Meeting, Mssrs. Kleinman and Peercy would serve until the 2014 Annual Meeting and until their successors are elected and qualified or until their earlier death, resignation or removal.

Nominees for Director for a Five-Year term expiring on the 2014 Annual Meeting

David C. Kleinman

Mr. Kleinman, age 73, has been a Director of Sonic since December 1997 and has taught at the Graduate School of Business at the University of Chicago since 1971, where he is now Adjunct Professor of Strategic Management. Mr. Kleinman has been a Director (trustee) of the Acorn Funds since 1972 (of which he is also Chair of the Audit Committee, and a member of the Committee on Investment Performance and the Compliance Committee); a Director since 1984 of North Lime Holdings and its wholly owned subsidiary, Irex Corporation, a contractor and distributor of insulation materials (where he is chairman of the Board of Directors); and a Director since 1993 of Plymouth Tube Company, a manufacturer of metal tubing and metal extrusions (where he serves on the Audit Committee). From 1999 to 2006, he was a member of the Advisory Board of DSC Logistics, a logistics management and warehousing firm. From May 1997 to February 2004, Mr. Kleinman served as a Director of AT&T Latin America and predecessor companies, a facilities-based provider of telecom services in Brazil, Argentina, Chile, Peru and Columbia (where he was chair of the Audit Committee and a member of the Compensation Committee). From 1994 to 2005, he was a director of Wisconsin Paper and Products Company, a jobber of paper and paper products. From 1964 to 1971, Mr. Kleinman was a member of the finance staff of the Ford Motor Company.

Paul S. Peercy

Mr. Peercy, age 68, has been a Director of Sonic since February 2004. Since September 1999, Mr. Peercy has served as dean of the University of Wisconsin-Madison College of Engineering. Since 2001 Mr. Peercy has been a member of the National Academy of Engineering. In 2000, then-Wisconsin Governor Tommy Thompson named Mr. Peercy to the Wisconsin Technology and Entrepreneurship Council. From August 1995 to September 1999, Mr. Peercy served as president of SEMI/SEMATECH, an Austin, Texas-based non-profit consortium of more than 160 of the nation’s suppliers to the semiconductor industry. Prior to that position he was director of Microelectronics and

Photonics at Sandia National Laboratories in Albuquerque, New Mexico. He is the author or co-author of more than 175 technical papers and the recipient of two patents. Mr. Peercy is a Director and member of the audit committee of Bemis Company, Inc, a manufacturer of flexible packaging and pressure sensitive materials. Mr. Peercy received a BA degree in Physics from Berea College and MS and PhD degrees in Physics from the University of Wisconsin—Madison.

The election of a Director requires the approval of a plurality of the votes cast by holders of the shares of Sonic’s common stock. Any shares not voted, whether by broker non-vote or otherwise, will have no impact on the outcome of the election.

The Board of Directors unanimously recommends a vote FOR the election of Mssrs. Kleinman and Peercy as Class I Directors.

DIRECTORS CONTINUING IN OFFICE

Arnold B. Pollard	Term Expires in 2010

Mr. Pollard, age 66, has been a Director of Sonic since December 1997. From 1993 until January 2002, he was the President and Chief Executive Officer of Chief Executive Group, which published “Chief Executive” magazine. For over 25 years, he has been President of Decision Associates, a management consulting firm specializing in organizational strategy and structure. Mr. Pollard has served as a director and a member of the audit and compensation committees of Delta Financial Corporation, a public company engaged in the business of home mortgage lending, since 2005. From 1989 to 1991, Mr. Pollard served as Chairman and Chief Executive Officer of Biopool International, a biodiagnostic public company focusing on blood related testing; and from 1972 to 1973, served as President and CEO of IDS, an information services company serving the savings bank market. He previously served on the boards of GKN Corporation, Sentigen Holding Corp, Lillian Vernon Corp. and DEBE Systems Corp. From 1970 to 1973, Mr. Pollard taught at the Graduate School of Business at Columbia University where he was adjunct Professor of Decision Sciences. Mr. Pollard received a BS in Engineering Physics from Cornell University, and both an MS in Engineering Sciences and a PhD in Engineering-Economics Systems from Stanford University.

Frederick H. Kopko, Jr.	Term Expires in 2011

Mr. Kopko, age 53, has been corporate Secretary from April 1997 to February 2001 and has been a Director since December 1995. Mr. Kopko is a partner of the law firm of McBreen & Kopko, Chicago, Illinois, and has been a partner of that firm since January 1990. He has been a Director of Mercury Air Group, Inc. since 1992. Mr. Kopko received a B.A. degree in economics from the University of Connecticut, a J.D. degree from the University of Notre Dame Law School, and an M.B.A. degree from the University of Chicago.

Rimas P. Buinevicius	Term Expires in 2012

Mr. Buinevicius, age 46, has been the Chairman of the Board since October 1997 and Chief Executive Officer since January 1997. In addition to his organizational duties, Mr. Buinevicius is a recognized figure in the rich media industry focused on the convergence of technology, digital media and entertainment. Mr. Buinevicius joined Sonic in 1994 as General Manager and Director of Marketing. Prior to joining Sonic, Mr. Buinevicius spent the majority of his professional career in the fields of biomedical and industrial control research and development. Mr. Buinevicius earned an M.B.A. degree from the University of Chicago; a Master’s degree in Electrical Engineering from the University of Wisconsin, Madison; and a Bachelor’s degree in Electrical Engineering from the Illinois Institute of Technology, Chicago. Mr. Buinevicius is a recipient of Ernst and Young’s Entrepreneur of the Year award.

Monty R. Schmidt	Term Expires in 2013

Mr. Schmidt, age 44, has been the Chief Technology Officer since July 2003 and served as President from March 1994 to July 2003 and as a Director since February 1994. Throughout his tenure at Sonic Foundry, Mr. Schmidt has spearheaded a variety of engineering and strategic initiatives that have helped grow Sonic from the one person startup he founded in 1991. In addition to acting as an industry liaison, Mr. Schmidt is responsible for managing and facilitating technology development and utilization. Prior to joining Sonic, Mr. Schmidt served in software and hardware engineering capacities for companies in the medical and food service equipment industries. Mr. Schmidt has a B.S. degree in Electrical Engineering from the University of Wisconsin, Madison.

Gary R. Weis	Term Expires in 2013

Mr. Weis, age 61, has been a Director of Sonic since February 2004 and was President, Chief Executive Officer and a Director of Cometa Networks, a wireless broadband Internet access company from March 2003 to April 2004. From May 1999 to February 2003 he was Senior Vice President of Global Services at AT&T where he was responsible for one of the world’s largest data and IP networks, serving more than 30,000 businesses and providing Internet access to more than one million individuals worldwide. While at AT&T, Mr. Weis also was CEO of Concert, a joint venture between AT&T and British Telecom. Previously, from January 1995 to May 1999 he was General Manager of IBM Global Services, Network Services. Mr. Weis served as a Director from March 2001 to February 2003 of AT&T Latin America, a facilities-based provider of telecom services in Brazil, Argentina, Chile, Peru and Columbia. Mr. Weis earned BS and MS degrees in Applied Mathematics and Computer Science at the University of Illinois, Chicago.

CORPORATE GOVERNANCE

Director Independence

Through its listing requirements for companies with securities listed on the NASDAQ Capital Market, the NASDAQ Stock Market (“NASDAQ”) requires that a majority of the members of our Board be independent, as defined under NASDAQ’s rules. The NASDAQ rules have both objective tests and a subjective test for determining who is an “independent director.” The objective tests state, for example, that a director is not considered independent if he or she is an employee of the Company or has engaged in various types of business dealings with the Company. The subjective test states that an independent director must be a person who lacks a relationship that in the opinion of the Board would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviews information provided by the directors in an annual questionnaire with regard to each director’s business and personal activities as they relate to the Company. Based on this review and consistent with NASDAQ’s independence criteria, the Board has affirmatively determined that the following directors are independent: Gary R. Weis, David C. Kleinman, Paul S. Peercy and Arnold B. Pollard.

Related Person Transaction

The Board has adopted a Related Person Transaction Policy (the “Policy”), which is a written policy governing the review and approval or ratification of Related Person Transactions, as defined in SEC rules.

Under the Policy, each of our directors and executive officers must notify the Chairman of the Audit Committee in writing of any potential Related Person Transaction involving such person or an immediate family member. The Audit Committee will review the relevant facts and circumstances and will approve or ratify the transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company. The Related Party

Transaction must then be approved by the independent directors. In determining whether to approve or ratify a Related Person Transaction, the Audit Committee and the independent directors may consider, among other things, the benefits to the Company; the impact on the director’s independence (if the Related Person is a director or an immediate family member); the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. There were no Related Person Transactions in the fiscal year ended September 30, 2008 (“Fiscal 2008”).

Board Structure and Meetings

The Board met eight times during Fiscal 2008. The Board also acted by written consent from time to time. All directors attended at least 75% of the total number of Board meetings and committee meetings on which they serve (during the period in which each director served). In addition, NASDAQ marketplace rules contemplate that the independent members of our Board will meet during the year in separate closed meetings referred to as “executive sessions” without any employee director or executive officer present. Executive sessions were usually held after regularly scheduled Board meetings during 2008.

The Board of Directors has four standing committees, the Audit Committee, the Executive Compensation Committee, the Nominating Committee and the Operations Analysis Committee.

Sonic has a standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Messrs. Kleinman (chair), Weis and Peercy serve on the Audit Committee. Sonic’s Board of Directors has determined that all members of Sonic’s Audit Committee are “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act and as defined under Nasdaq listing standards. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibility including: (i) internal and external financial reporting, (ii) risks and controls related to financial reporting, and (iii) the internal and external audit process. The Audit Committee is also responsible for recommending to the Board the selection of our independent public accountants and for reviewing all related party transactions. The Audit Committee met five times in Fiscal 2008. A copy of the charter of the Audit Committee is available on Sonic’s website.

Sonic’s Board of Directors has determined that, due to his affiliation with the Graduate School of Business at the University of Chicago, and due to his serving as a director on numerous company boards, along with his other academic and business credentials, Mr. Kleinman has the requisite experience and applicable background to meet Nasdaq standards requiring financial sophistication of at least one member of the audit committee. Sonic’s Board of Directors has also determined that neither Mr. Kleinman nor any other member of the Audit Committee is an audit committee financial expert as defined by applicable SEC regulations

The Executive Compensation Committee consists of Messrs. Kleinman (chair), Weis and Peercy. The Board of Directors has determined that all of the members of the Executive Compensation Committee are “independent” as defined under Nasdaq listing standards. The Executive Compensation Committee makes recommendations to the Board with respect to salaries of employees, the amount and allocation of any incentive bonuses among the employees, and the amount and terms of stock options to be granted to executive officers. The Executive Compensation Committee met three times in Fiscal 2008. A copy of the charter of the Executive Compensation Committee is available on Sonic’s website.

The Nominating Committee consists of Messrs. Pollard (chair) and Kleinman. The Board of Directors has determined that all of the members of the Nominating Committee are “independent” as defined under Nasdaq listing standards. The purpose of the Nominating Committee is to evaluate and recommend candidates for election as directors, make recommendations concerning the size and composition of the Board of Directors, develop specific criteria for director independence, and assess the effectiveness of the Board of Directors. Our Board of Directors has adopted a charter for the Nominating Committee, which is available on Sonic’s website. The Nominating Committee will review all candidates in the same manner regardless of the source of the recommendation. Stockholder recommendations of candidates for Board membership will be considered when submitted with sufficient detail including the candidate’s name, principal occupation during the past 5 years, listing of directorships, a statement that such nominee has consented to the submission of the nomination, amount of common stock of Sonic held by the nominee and qualification addressed to Corporate Secretary, Sonic Foundry, Inc., 222 W. Washington Ave., Madison, WI 53703.

The Operations Analysis Committee consists of Messrs. Weis (chair) and Pollard. The Operations Analysis Committee was established in May 2008 to facilitate communication and provide advisory leadership in planning and strategic growth. The Operations Analysis Committee met in person and held numerous informal and telephonic meetings in fiscal 2008.

DIRECTORS COMPENSATION

Our directors, who are not also our full-time employees, receive an annual retainer of $20,000 in addition to a fee of $1,500 for attendance at each meeting of the Board of Directors and $1,000 per committee meeting attended, other than the chair of our Audit Committee, Mr. Kleinman, who receives $2,000 per Audit Committee meeting attended. In addition, the chair of our Operations Analysis Committee, Mr. Weis, receives compensation of a $12,000 retainer per year and Mr. Pollard receives an annual retainer of $6,000 per year as compensation as a member of the Operations Analysis Committee. In addition, Mr. Pollard received in Fiscal 2008 an additional $30,000 cash compensation for his services on the Strategy Committee, which was discontinued in March 2008, and $24,998 cash compensation for consulting services provided through March 2008. The cash compensation paid to the five non- employee directors combined in Fiscal 2008 was approximately $243,000. When traveling from out-of-town, the members of the Board of Directors are also eligible for reimbursement for their travel expenses incurred in connection with attendance at Board meetings and Board Committee meetings. Directors who are also employees do not receive any compensation for their participation in Board or Board Committee meetings.

Pursuant to the 2008 Sonic Foundry Non-Employee Directors Stock Option Plan (the “Directors Plan”) we grant to each non-employee director who is reelected or who continues as a member of the Board of Directors at each annual stockholders meeting a stock option to purchase 20,000 shares of Common Stock. Further, the chair of our Audit Committee receives an additional stock option grant to purchase 5,000 shares of Common Stock per year and the chair of our Operations Analysis Committee received a one-time stock option grant to purchase 50,000 shares of common stock which vest 25% immediately, and 25% on each of 4 months, 16 months and 28 months from the date of grant for his role in managing the activities of the Operations Analysis Committee pursuant to Sonic’s Non Qualified Stock Option Plan.

The exercise price of each stock option granted was equal to the market price of Common Stock on the date the stock option was granted. Stock options issued under the Directors Plan vest fully on the first anniversary of the date of grant and expire after ten years from date of grant. An aggregate of 500,000 shares are reserved for issuance under the Directors Plan.

If any change is made in the stock subject to the Directors Plan, or subject to any option granted thereunder, the Directors Plan and options outstanding thereunder will be appropriately adjusted as to the type(s), number of securities and price per share of stock subject to such outstanding options.

The options and warrants set forth above have an exercise price equal to the fair market value of the underlying common stock on the date of grant. The term of all such options is ten years.

The following table summarizes cash and equity compensation provided our non-employee directors during the fiscal year ended September 30, 2008.

Name (a)	Fees Earned Or Paid In Cash ($)(1) (b)	Stock Awards ($) (c)	Option Awards ($)(2) (d)	Non-Stock Incentive Plan Compensation ($) (e)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
David C. Kleinman	$45,000	—	$28,543	—	—	—	$73,543
Frederick H. Kopko	32,000	—	22,834	—	—	—	54,834
Paul S. Peercy	40,000	—	22,834	—	—	—	62,834
Arnold B. Pollard	86,998	—	61,554	—	—	—	148,552
Gary R. Weis	39,000	—	22,834	—	—	—	61,834

(1)	The amount reported in column (b) is the total of retainer fees and meeting attendance fees, and with respect to Mr. Pollard, consulting fees.
(2)	The amount reported in column (d) is the dollar amount recognized for financial reporting purposes for the fiscal year ended September 30, 2008 in accordance with FAS 123(R). Each director received an option award of 20,000 shares on March 6, 2008 at an exercise price of $0.80 with a grant date fair value of $8,734. In addition, Mr. Kleinman received a grant of 5,000 shares on March 6, 2008 at an exercise price of $0.80 with a grant date fair value of $2,184 in connection with his position as chair of the Audit Committee and Mr. Pollard received a grant of 68,000 shares on December 27, 2007 at an exercise price of $1.28 with a grant date fair value of $38,719 in connection with his position as chair of the Strategy Committee and Mr. Weis received a grant of 50,000 shares on November 3, 2008 at an exercise price of $0.50 with a grant date fair value of $13,814 in connection with his position as chair of the Operations Analysis Committee.

EXECUTIVE OFFICERS OF SONIC

Our executive officers, who are appointed by the Board of Directors, hold office for one-year terms or until their respective successors have been duly elected and have qualified. There are no family relationships between any of the executive officers of Sonic.

Rimas P. Buinevicius is our Chairman of the Board of Directors and Chief Executive Officer. (See “Directors Continuing in Office”.)

Monty R. Schmidt is our Chief Technology Officer and a Director. (See “Directors Continuing in Office”.)

Kenneth A. Minor, age 46, has been our Chief Financial Officer since June 1997, Assistant Secretary from December 1997 to February 2001 and Secretary since February 2001. From September 1993 to April 1997, Mr. Minor was employed as Vice President and Treasurer for Fruehauf Trailer Corporation, a manufacturer and global distributor of truck trailers and related after market parts and service where he was responsible for financial, treasury and investor relations functions. Prior to 1993, Mr. Minor served in various senior accounting and financial positions for public and private corporations as well as the international accounting firm of Deloitte Haskins and Sells. Mr. Minor is a certified public accountant and has a B.B.A. degree in accounting from Western Michigan University.

Robert M. Lipps, age 37, has been Executive Vice President of Sales since April 2008, joining Sonic Foundry in April 2006 as Vice President of International Sales and assuming expanded responsibility for U.S. central sales in 2007. Mr. Lipps leads the company’s global sales organization including oversight of domestic, international and channel sales. He holds 15 years of sales leadership, business development and emerging market entry expertise in the technology and manufacturing sectors, including sales and channel management. From Jan 2004 to Mar 2006 he served as General Manager of Natural Log Homes LLC, a New Zealand based manufacturer of log homes, from July 1999 to Dec 2002 he served as Latin America Regional Manager of Adaytum, a software publisher of planning and performance management solutions, (acquired by Cognos Software, an IBM Company, in January 2003) and from May 1996 to July 1999 he served as International Sales Manager for Persoft, a software publisher of host access and mainframe connectivity solutions (acquired by Esker software in 1998). Mr. Lipps has a B.S. degree in Marketing from the University of Wisconsin at La Crosse.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information known to us about the beneficial ownership of our Common Stock as of January 12, 2009, by each stockholder known by us to own beneficially more than 5% of our Common Stock, each of our executive officers named in the Summary Compensation Table (“Named Executive Officers”), each of our directors, and all of our directors and executive officers as a group. Unless otherwise noted, the mailing address for these stockholders is 222 West Washington Avenue, Madison, Wisconsin 53703.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. Shares of common stock issuable upon the exercise of stock options or warrants exercisable within 60 days after January 12, 2009, which we refer to as Presently Exercisable Options, are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

Based on currently available Schedules 13D and 13G filed with the SEC, we do not know of any beneficial owners of more than 5% of our Common Stock, other than listed below.

Name of Beneficial Owner(1)	Number of Shares of Class Beneficially Owned	Percent of Class(2)
Common Stock
Monty R. Schmidt (3)	3,379,604	9.4%

Rimas P. Buinevicius(4)	2,569,075	6.9

Arnold B. Pollard(5) 733 Third Avenue New York, NY 10017	610,830	1.7

Kenneth A. Minor(6)	443,941	1.2

Frederick H. Kopko, Jr.(7) 20 North Wacker Drive Chicago, IL 60606	366,275	1.0

David C. Kleinman(8) 1101 East 58th Street Chicago, IL 60637	275,000	*

Gary R. Weis(9) P.O. Box 272 Deerfield, IL 60015	170,000	*

Paul S. Peercy(10) 1415 Engineering Dr Madison, WI 53706	120,400	*

Robert M. Lipps(11)	77,416	*

All Executive Officers and Directors as a Group (9 persons)(12)	8,012,541	20.6%

*	less than 1%
(1)	Sonic believes that the persons named in the table above, based upon information furnished by such persons, have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.
(2)	Applicable percentages are based on 35,769,950 shares outstanding, adjusted as required by rules promulgated by the Securities and Exchange Commission.
(3)	Includes 236,468 shares subject to Presently Exercisable Options.
(4)	Includes 1,236,666 shares subject to Presently Exercisable Options.
(5)	Consists of 610,830 shares subject to Presently Exercisable Options.
(6)	Includes 421,941 shares subject to Presently Exercisable Options.
(7)	Includes 80,000 shares subject to Presently Exercisable Options.
(8)	Includes 245,000 shares subject to Presently Exercisable Options.
(9)	Includes 145,000 shares subject to Presently Exercisable Options.
(10)	Includes 120,000 shares subject to Presently Exercisable Options.
(11)	Includes 76,666 shares subject to Presently Exercisable Options.
(12)	Includes an aggregate of 3,172,571 Presently Exercisable Options.

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis describes our compensation strategy, policies, programs and practices for the executive officers identified in the Summary Compensation Table. Throughout this proxy statement, we refer to these individuals, who serve as our Chief Executive Officer, Chief Financial Officer, Chief Technology Officer and Executive Vice President of Sales as the “executive officers.”

The Compensation Committee (“Committee”) establishes and oversees our compensation and employee benefits programs and approves the elements of total compensation for the executive officers. The day-to-day design and administration of our retirement and employee benefit programs available to our employees are handled by our Human Resources and Finance Department employees. The Committee is responsible for reviewing these programs with management and approving fundamental changes to them.

Overview and Objectives of our Executive Compensation Program

The compensation program for our executive officers is designed to attract, motivate, reward and retain highly qualified individuals who can contribute to Sonic’s growth with the ultimate objective of improving stockholder value. Our compensation program consists of several forms of compensation: base salary, annual bonus, long-term incentives and limited perquisites and benefits.

Base salary and annual bonus are cash-based while long-term incentives consist of stock option awards. The Committee does not have a specific allocation goal between cash and equity-based compensation or between annual and long-term incentive compensation. Instead, the Committee relies on the process described in this discussion and analysis in its determination of compensation levels and allocations for each executive officer.

The Committee does not utilize objective guidelines or formulae, performance targets or short-term changes in our stock price to determine the elements and levels of compensation for our executive officers. Instead, it relies upon its collective judgment as applied to the challenges confronting Sonic, together with advice from independent consultants, information provided by Sonic and independent sources, and the recommendations of our Chief Executive Officer. The Committee also uses subjective information when considering the credentials, length of service, experience, consistent performance, and available competitive alternatives of our executive officers. The Committee receives and reviews a variety of information throughout the year to assist it in directing the executive compensation program. Throughout the year, the Committee reviews financial reports comparing Sonic’s performance on a year-to-date basis versus budget and at each meeting of the Board of Directors the executive officers present an operating report.

The recommendations of the Chief Executive Officer play a significant role in the compensation-setting process. The Chief Executive Officer provides the Committee with an annual overall assessment of Sonic’s achievements and performance, his evaluation of individual performance and his recommendations for annual compensation, bonus and long-term incentive awards. The Committee has discretion to accept, reject or modify the Chief Executive Officer’s recommendations.

The Committee determines the compensation for each executive officer in an executive session.

Market Competitiveness

The Committee’s target is for total cash compensation to average between the 50th and 75th percentile of published compensation data derived from two sources: (i) a peer group of companies that are in our industry, competitors for key talent, or with similar financial characteristics; and (ii) published market survey data for companies within our revenue range. The peer group data was obtained from the most recently filed proxy statement of 14 publicly-traded technology companies with annual revenues ranging from $16.5 million to $30 million; market capitalization of $5 million to $75 million, five year revenue growth of at least 15% and employees of 200 or less. The following companies comprised the peer group for the study: A.D.A.M., Inc., Altus Pharmaceuticals, Inc., Anadys Pharmaceuticals, Inc., Bitstream, Inc., Carbiz, Inc., CarGuide, Inc., Glowpoint, Inc., I.D. Systems, Inc., Icagen, Inc.,

Global Medical Technologies, Inc., Unigene Laboratories, Inc., Onvia, Inc., Pharsight Corporation, and Voxware, Inc. Given competitive recruiting pressures, the Committee retains its discretion to deviate from this target under appropriate circumstances. The Committee periodically receives updates of the published compensation data.

Pay for Performance

The Committee believes that both long and short term compensation of executive officers should correlate to Sonic’s overall financial performance. Incentive payouts will be larger with strong performance and smaller if Sonic’s financial results decline. From time to time, extraordinary Board-approved initiatives in a fiscal year, such as a restructuring, acquisition, or divestiture, are considered by the Committee in its overall evaluation of Sonic’s performance.

Competitive Benchmarking/Peer Group Analysis

The Committee reviewed market data from the American Electronics Association (“AeA”) in various size and industry stratifications similar to that of Sonic.

The second source of compensation data came from a peer group of fourteen public companies that we consider similar to our market for sales, or for key talent, or with similar financial or other characteristics such as number of employees. The companies in the peer group ranged in market capitalization between $5 million and $75 million, had fewer than 200 employees, revenues between $16.5 million and $30 million and exhibited long-term revenue growth in excess of 15%.

Components of Executive Compensation

Base Salary

The Committee seeks to pay the executive officers a competitive base salary in recognition of their job responsibilities for a publicly held company. As noted above, the target compensation range for an executive’s total cash compensation (salary and bonus) is between the 50th and 75th percentile of the market data reviewed by the Committee.

As part of determining annual increases, the Committee also considers the Chief Executive Officer’s recommendation regarding individual performance as well as internal equitable considerations.

In evaluating individual performance, the Committee considers initiative, leadership, tenure, experience, skill set for the particular position, knowledge of industry and business, and execution of strategy in placing the individual within the range outlined.

In response to increased losses Sonic initiated cost reduction efforts in January 2008, including voluntary reductions in base compensation of certain executives. Mr. Buinevicius reduced his base compensation from $331,000 to $231,000 while Mr. Schmidt reduced his base compensation from $258,000 to $183,000 and Mr. Minor from $232,000 to $162,000. Following improved results in our second and third fiscal quarters, the base compensation was restored to previous levels in July 2008. On November 3, 2008, the Committee approved base salary increases of approximately 4% effective immediately for Mr. Buinevicius from $331,000 to $344,000 and for Mr. Schmidt from $258,000 to $268,000. On November 10, 2008 the Committee similarly approved a 4% increase for Mr. Minor from $232,000 to $241,000. After its review of all sources of market data as described above, the Committee believes that the adjusted base salaries and the bonuses described below are within its targeted range for total cash compensation.

Bonus

The Committee typically targets an annual cash bonus as a percentage of total cash compensation within the 50th to 75th percentile of market data as noted above. Recognizing that Sonic’s internal budgets are based on pre-established financial goals, the evaluation of individual performance reflects a discretionary assessment by the Committee of each officer’s contribution during the year. The Committee may consider factors such as general economic conditions, acquisitions, divestitures, or restructuring initiatives that may not have been contemplated when the financial budgets were developed. To aid in this evaluation, the Chief Executive Officer provides an overview of Sonic’s financial metrics and performance, new product introductions, strategic initiatives, and investor relations activities for the year.

In an effort to conserve cash, the Chief Executive Officer recommended to the Committee that bonuses be granted in a way that is cash neutral to Sonic. The Committee therefore considered and approved bonus awards equal to the exercise price of a corresponding grant of options to purchase common stock. Such bonus award would only be awarded upon the ultimate exercise of such option. Accordingly, on November 3, 2008, based on the recommendations of the Chief Executive Officer and the Committee’s assessment of individual performance and contribution to the improved financial performance of Sonic for fiscal 2008 the Committee approved grants of options to purchase 60,000 shares of common stock for each of Mssrs. Buinevicius and Schmidt with a corresponding agreement to award cash equal to the exercise price of such options, or $30,000 ($0.50 market price of common stock on the date of grant for 60,000 shares) upon such exercise. Similarly, on November 10, 2008 the Committee approved an option grant to purchase 60,000 shares of common stock for Mr. Minor and a corresponding award of a bonus equal to the exercise of such options or $31,800 ($0.53 market price of common stock on the date of grant for 60,000 shares). The Committee also granted an option to purchase 60,000 shares to Mr. Lipps on November 10, 2008 at an exercise price of $0.53 per share. Mr. Lipps receives bonuses quarterly based upon achieving predetermined targets for product and services billings set at the date of his promotion to Executive Vice President of Sales. Total bonus amounts paid to Mr. Lipps during fiscal 2008 totaled $65,888.

Stock Options

The Committee has a long-standing practice of providing long-term incentive compensation grants to the executive officers. The Committee believes that such grants, in the form of stock options, help align our executive officers’ interests with Sonic’s stockholders. All stock options have been granted under either our 1995 Stock Option Plan or the 1999 Non-Qualified Plan (“Employee Plans”).

The Committee reviews option grant recommendations by the Chief Executive Officer for each executive officer, but retains full discretion to accept, reject or revise each recommendation. The Committee’s policy is to grant options on the date it approves them. The exercise price is determined in accordance with the terms of the Employee Plan and cannot be less than the Fair Market Value, as defined in the Plan, of Sonic’s common stock. The Committee typically grants options once a year, but may grant options to newly hired executives at other times.

In making its determinations, the Committee considers the number of options or shares owned by the executive officers.

In December 2007, the Committee approved option grants to purchase 50,000, 120,000 and 50,000 for Mssrs. Buinevicius, Minor and Schmidt. Mr. Lipps further received options to purchase 100,000 shares of common stock upon his promotion to Executive Vice President of Sales in April 2008 and incentive grants of 25,000 and 15,000 in March 2008 and December 2007, respectively, as described in the “Grant of Plan-Based Awards” table in this Proxy Statement. In November 2008, the Committee awarded stock options to purchase 60,000 shares each to Mssrs. Buinevicius, Schmidt, Minor and Lipps.

Health and Welfare Benefits

Our officers are covered under the same health and welfare plans, including our 401(k) plan, as salaried employees.

Employment Agreements

We entered into employment agreements with Rimas P. Buinevicius and Monty R. Schmidt on substantially the same terms as the prior agreements in January 2001. The employment agreements automatically renew every two years for successive two year terms and were last automatically renewed on January 1, 2007. The salaries of each of Messrs. Buinevicius and Schmidt are subject to increase each year at the discretion of the Board of Directors. Messrs. Buinevicius and Schmidt are also entitled to incidental benefits of employment under the agreements. Each of the employment agreements provides that if (i) Sonic Foundry breaches its duty under such employment agreement, (ii) the employee’s status or responsibilities with Sonic Foundry has been reduced, (iii) Sonic Foundry fails to perform its obligations under such employment agreement, or (iv) after a Change in Control of Sonic Foundry, Sonic Foundry’s financial prospects have significantly declined, the employee may terminate his employment and receive all salary and bonus owed to him at that time, prorated, plus three times the highest annual salary and bonus paid to him in any of the three years immediately preceding the termination. If the employee becomes disabled, he may terminate his employment and receive all salary owed to him at that time, prorated, plus a lump sum equal to the highest annual salary and bonus paid to him in any of the three years immediately preceding the termination. Pursuant to the employment agreements, each of Messrs. Buinevicius and Schmidt has agreed not to disclose our confidential information and not to compete against us during the term of his employment agreement and for a period of two years thereafter. Such non-compete clauses may not be enforceable, or may only be partially enforceable, in state courts of relevant jurisdictions.

A “Change in Control” is defined in the employment agreements to mean: (i) a change in control of a nature that would have to be reported in our proxy statement, ; (ii) Sonic Foundry is merged or consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by our stockholders immediately prior to such merger, consolidation or reorganization; (iii) Sonic Foundry sells all or substantially all of its business and/or assets to any other corporation or other legal person, less than 75% of the outstanding voting securities or other capital interests of which are owned in the aggregate by our stockholders, directly or indirectly, immediately prior to or after such sale; (iv) any person (as the term “person” is used in Section 13(d) (3) or Section 14(d) (2) of the Securities Exchange Act of 1934 (the “Exchange Act”) had become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 25% or more of the issued and outstanding shares of our voting securities; or (v) during any period of two consecutive years, individuals who at the beginning of any such period constitute our directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination or election by our stockholders, of each new director was approved by a vote of at least two- thirds of such directors then still in office who were directors at the beginning of any such period.

We entered into employment agreements with Kenneth A. Minor in October 2007 and Robert M. Lipps in August 2008. The salaries of each of Messrs. Minor and Lipps are subject to increase each year at the discretion of the Board of Directors. Messrs. Minor and Lipps are also entitled to incidental benefits of employment under the agreements. Each of the employment agreements provide that a cash severance payment be made upon termination, other than for cause. In the case of Mr. Minor, such cash severance is equal to the highest cash compensation paid in any of the last three fiscal years immediately prior to termination and with respect to Mr. Lipps, such cash severance payment is equal to the cash compensation paid in the previous fiscal year immediately prior to termination. In addition, Mssrs. Minor and Lipps will receive immediate vesting of all previously unvested common stock and stock options and have the right to voluntarily terminate their employment, and receive the same severance arrangement detailed above following (i) any “person” becoming a “ beneficial” owner of stock of Sonic Foundry representing 50% or more of the total voting power of Sonic Foundry’s then outstanding stock; or, (ii) Sonic Foundry is acquired by another entity through the purchase of substantially all of its assets or securities and following such acquisition, Rimas Buinevicius does not remain as Chief Executive Officer and Chairman of the Board of Directors of Sonic Foundry or the acquisition is without the written consent of the Board of Directors of Sonic Foundry; or (iii) Sonic Foundry is merged with another entity, consolidated with another entity or reorganized in a manner in which any “person” is or becomes a “beneficial” owner of stock of the surviving entity representing 50% or more of the total voting power of the surviving entity’s then outstanding stock; and Messrs. Minor or Lipps is demoted without cause or their duties are substantially altered. Pursuant to the employment agreements, each of Messrs. Minor and Lipps has agreed not to disclose our confidential information and not to compete against us during the term of his employment agreement and for a period of one year thereafter. Such non-compete clauses may not be enforceable, or may only be partially enforceable, in state courts of relevant jurisdictions.

For illustrative purposes, if Sonic terminated the employment of Messrs. Buinevicius, Schmidt, Minor and Lipps (not for cause) on September 30, 2008 or if Messrs. Buinevicius, Schmidt, Minor and Lipps elected to terminate their employment following a demotion or alteration of duties on September 30, 2008, and a change of control as defined in the employment agreements had occurred, Sonic would be obligated to pay $1,529,000, $1,165,000, $312,000 and $222,000 to of Messrs. Buinevicius, Schmidt, Minor and Lipps, respectively. In addition, any non-vested rights of Messrs. Buinevicius, Schmidt, Minor and Lipps under the Employee Plans, would vest as of the date of employment termination. The value of the accelerated vesting of the options under these circumstances would be $22,000 for Messrs. Buinevicius and Schmidt; $53,000 for Mr. Minor and $51,000 Mr. Lipps.

Personal Benefits

Our executives receive a limited number of personal benefits certain of which are considered taxable income to them and which are described in the footnotes to the section of this Proxy Statement entitled “Summary Compensation Table”.

Internal Revenue Code Section 162(m)

Internal Revenue Code Section 162(m) limits the ability of a public company to deduct compensation in excess of $1 million paid annually to each of the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table. There are exemptions from this limit, including compensation that is based on the attainment of performance goals that are established by the Committee and approved by the Company stockholders. No executive officer was affected by this limitation in fiscal 2008.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of Sonic has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement.

COMPENSATION COMMITTEE

David C. Kleinman, Chair

Gary R. Weis

Paul S. Peercy

Summary Compensation

The following table sets forth the compensation of our principal executive officer, our principal financial officer and our other two executive officers for the fiscal year ended September 30, 2008.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (h)	All Other Compen- sation ($)(3) (i)	Total ($) (j)
Rimas P. Buinevicius Chairman and Chief Executive Officer	2008 2007	277,539 309,534	30,000 60,000	— —	21,997 7,770	— —	— —	1,610 10,314	338,143 387,618

Kenneth A. Minor Chief Financial Officer and Secretary	2008 2007	198,243 212,310	31,800 60,000	— —	51,402 7,770	— —	— —	7,841 16,457	289,286 296,537

Monty R. Schmidt Chief Technology Officer	2008 2007	217,952 238,170	30,000 60,000	— —	21,997 7,770	— —	— —	8,856 16,049	283,799 321,989

Robert M. Lipps(4) Executive Vice President—Sales	2008	156,346	—	—	34,165	65,888	—	6,735	263,134

(1)	The amounts in column (d) represent the cash bonuses described under the section of this Proxy Statement entitled “Compensation Discussion and Analysis”. These cash bonuses were awarded for performance during the prior fiscal year. Fiscal year 2008 bonuses are payable at a future date at the discretion of the executive and coincident with the payment to the Company of an equal amount for the exercise of certain options to purchase common stock. See Compensation Discussion and Analysis.
(2)	The option awards in column (f) represent stock option grants for which Sonic recorded compensation expense during the fiscal year. Under the required FAS 123(R) methodology, the compensation expense reflected is for grants made in the fiscal year and grants made in prior years which continued to be expensed in the fiscal year. The full FAS 123(R) grant date fair value of the option awards granted in fiscal 2008 is included in column (l) in the “Grants of Plan-Based Awards” table included below in this Proxy Statement. The assumptions and methodology used in calculating the FAS 123(R) compensation expense of the option awards are provided in Sonic’s Form 10-K. See Note 1, “Stock Based Compensation” in the Notes to the Consolidated Financial Statements in Sonic’s Form 10-K. The amounts in this column represent our accounting expense for these awards and not necessarily the actual value that will be realized by the executive. There can be no assurance that the options will ever be exercised (in which case no value will be realized by the executive) or that the value on exercise will equal the FAS123(R) value.
(3)	The amount shown under column (i) includes Sonic’s matching contribution under our 401(k) plan of $355, $2,641, $6,050 and 6,735 for Messrs Buinevicius, Minor, Schmidt and Lipps. In addition, Mr. Buinevicius receives a car allowance equal to $713 per month of which the taxable personal portion of $1,255 is included in this column. Messrs. Minor and Schmidt receive $650 per month as a car allowance of which the taxable personal portions were $5,200 and $2,806, respectively. Mr. Lipps receives a car allowance of $700 per month of which there was no taxable personal portion.
(4)	Mr. Lipps became an executive officer in April 2008.

Grants of Plan-Based Awards

The Following table shows the plan-based awards granted to the Named Executive Officers during fiscal 2008.

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other stock awards: Number of Shares of stock or units (#) (i)	All other option awards: Number of Securities Underlying Options (#) (j)	Exercise or base price of option awards ($/Sh) (1) (k)	Grant Date fair Value of Stock and option awards ($) (2) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)
Rimas P. Buinevicius	12/4/07	—	—	—	—	—	—	—	50,000	1.55	42,953
Kenneth A. Minor	12/4/07	—	—	—	—	—	—	—	120,000	1.55	103,088
Monty R. Schmidt	12/4/07	—	—	—	—	—	—	—	50,000	1.55	42,953
Robert M. Lipps	4/16/08 3/10/08 12/4/07								100,000 25,000 15,000	0.78 0.75 1.55	45,854 10,727 12,887

(1)	Sonic grants employee stock options with exercise prices equal to the closing stock price on the date of grant.
(2)	The amount reported in column (l) represents the grant date fair value of the award following the required FAS 123(R) compensation methodology. Grant date fair value is calculated using the Lattice method. See Note 1, “Stock Based Compensation” in the Notes to the Consolidated Financial Statements in Sonic’s Form 10-K for the fiscal year ended September 30, 2008 for an explanation of the methodology and assumptions used in the FAS 123(R) valuation. With respect to the option grants, there can be no assurance that the options will ever be exercised (in which case no value will be realized by the executive) or that the value on exercise will equal the FAS 123(R) value.

Sonic grants options to its executive officers under our employee stock option plans. As of September 30, 2008, options to purchase a total of 6,240,477 shares were outstanding under the plans, and options to purchase 1,153,327 shares remained available for grant thereunder. No options were exercised by Named Executive Officers during fiscal 2008.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information concerning outstanding equity awards as of September 30, 2008 held by the Named Executive Officers.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (1) (e)	Option Expiration Date (1) (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Rimas P. Buinevicius	20,000 10,000 100,000 1,000,000 50,000 0	0 0 0 0 0 50,000	None	4.19 1.09 1.09 1.12 1.45 1.55	03/10/2009 12/20/2010 12/20/2010 10/25/2011 11/26/2014 12/04/2017
Kenneth A. Minor	10,000 13,000 10,000 63,000 5,941 80,000 100,000 50,000 0	0 0 0 0 0 0 0 0 120,000	None	3.13 5.91 1.09 1.09 1.01 1.12 0.42 1.45 1.55	10/21/2008 12/13/2009 12/20/2010 12/20/2010 10/09/2011 10/25/2011 05/09/2013 11/26/2014 12/04/2017
Monty R. Schmidt	20,000 10,000 80,000 19,802 50,000 0	0 0 0 0 0 50,000	None	4.19 1.09 1.09 1.01 1.45 1.55	03/10/2009 12/20/2010 12/20/2010 10/09/2011 11/26/2014 12/04/2017
Robert M. Lipps	16,666 2,500 0 0 0	8,334 5,000 15,000 25,000 100,000	None	2.26 3.71 0.75 0.75 0.78	04/10/2016 12/07/2016 12/04/2017 03/10/2018 04/16/2018

(1)	All options were granted under either our shareholder approved Employee Stock Option Plan or the Non-Qualified Stock Option Plan. All unexercisable options listed in the table become exercisable over a three-year period in equal annual installments beginning one year from the date of grant.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	3,978,000	$2.48	1,553,327
Equity compensation plans not approved by security holders (2)	2,262,477	1.28	219,992

Total	6,240,477	$2.05	1,773,319

(1)	Consists of the Employee Stock Option Plan and the Directors Stock Option Plan. For further information regarding these plans, reference is made to Sonic’s 2008 Form 10-K in Note 5 of the financial statements.
(2)	Consists of the Non-Qualified Stock Option Plan. For further information regarding this plan, reference is made to Sonic’s 2008 Form 10-K in Note 5 of the financial statements.

Compensation Committee Interlocks and Insider Participation

The members of the Executive Compensation Committee of Sonic’s Board of Directors for Fiscal 2008 were those named in the Executive Compensation Committee Report. No member of the Committee was at any time during Fiscal 2008 or at any other time an officer or employee of Sonic Foundry, Inc.

No executive officer of Sonic Foundry, Inc. has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board of Directors of Sonic Foundry.

PROPOSAL 2: PROPOSAL TO ADOPT THE

2009 STOCK INCENTIVE PLAN

We are asking our stockholders to approve the 2009 Stock Incentive Plan at the Annual Meeting (in this proposal, the “2009 Plan”). On January 26, 2009, the Board approved the 2009 Plan, subject to stockholder approval. If approved by the stockholders, the 2009 Plan will, beginning in Fiscal 2010, replace our 1995 Incentive Stock Option Plan, as amended (the “1995 ISO Plan”), and our Non-Qualified Stock Option Plan, as amended (the “Non-Qualified Plan”).

The purpose of the 2009 Plan is to promote the interests of the Company and its stockholders by strengthening the Company’s ability to attract and retain experienced and knowledgeable employees and to furnish additional incentives to those employees upon whose judgment, initiative and efforts the Company largely depends. The 2009 Plan will, beginning October 1, 2009, replace our 1995 ISO Plan and our Non-Qualified Stock Option Plan. The 1995 ISO Plan provided for the grant of up to 7,000,000 stock options and the Non-Qualified Plan provided for the grant of up to 3,800,000 stock options. Since adoption of the 1995 ISO Plan and through September 30, 2008, the Company had granted options for 9,446,016 shares under the 1995 ISO Plan and cancelled 3,599,343 options, leaving a balance at September 30, 2008 of 1,153,327, and had granted options for 5,133,146 shares under the Non-Qualified Plan and cancelled 1,553,138, leaving a balance at September 30, 2008 of 219,992. During the quarter ended December 31, 2008, the Company granted options for 989,500 shares under the 1995 ISO Plan and cancelled 91,334 options, leaving a balance at December 31, 2008 of 255,161 and granted options for 50,000 shares under the Non-Qualified Plan and cancelled 11,408, leaving a balance at December 31, 2008 of 181,400. We recommend adoption of the 2009 Plan with an aggregate number of shares that may be subject to awards under the 2009 Plan of 4,000,000.

We presently anticipate that the number of Available Shares under the 2009 Plan will be sufficient for issuance of awards under our equity compensation for at least three years.

If the 2009 Plan is approved by the stockholders, the 1995 ISO Plan and the Non-Qualified Plan (the “Prior Plans”) will, beginning October 1, 2009, be suspended, and no additional awards will be made under the Prior Plans subsequent to September 30, 2009. If the 2009 Plan as proposed is not approved by our stockholders, awards will continue to be made under the Prior Plans.

Why You Should Vote for the 2009 Plan

There are a Limited Number of Options Remaining to be Granted Under the Prior Plans

Equity awards are currently made to officers and employees from our 1995 ISO Plan and our Non-Qualified Plan. As of December 31, 2008, we had a balance of 255,161 options remaining to be granted under our 1995 ISO Plan and 181,400 options remaining to be granted under our Non-Qualified Plan. We currently grant approximately 1,000,000 options per year. If we do not adopt the 2009 Plan we will be unable to issue a significant number of equity awards unless our stockholders approve a new stock plan. We anticipate that we will have difficulty attracting, retaining, and motivating officers and employees if we were unable to make equity awards to them. In addition, we believe that equity awards are an effective compensation vehicle because they offer significant potential value with a smaller impact on current income and cash flow. Therefore, we are asking our stockholders to approve the 2009 Plan.

Equity Incentives are an Important Part of our Compensation Philosophy

Approval of the 2009 Plan is critical to our ongoing effort to create stockholder value. As discussed in the Compensation Discussion and Analysis earlier in this Proxy Statement, equity-based incentives are an integral part of our compensation program. We grant stock options to substantially all of our employees. We believe we must continue to offer a competitive equity compensation plan in order to attract, retain and motivate the talent necessary to successfully grow the Company.

The 2009 Plan Creates More Flexibility Than our Prior Plans

The 2009 Plan expands eligibility to include non-employee directors and consultants. In addition, the 2009 Plan provides for grants of restricted shares or units, as well as incentive or non-qualified stock options. These and other features of the 2009 Plan are discussed in “Description of the 2009 Plan” below.

The 2009 Plan Combines Compensation and Governance Best Practices

Some of the key features of the 2009 Plan that are designed to protect our stockholders’ interest and to reflect corporate governance best practices are as follows:

•

Continued broad-based eligibility for equity awards. We grant equity awards to substantially all of our employees. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the Company.

•

Reasonable share counting provisions. In general, when awards granted under the 2009 Plan expire or are cancelled, the shares reserved for those awards will be returned to the share reserve and be available for future issuance under the 2009 Plan. However, shares of common stock received from the exercise of stock options or withheld for taxes will not be returned to the share reserve.

•	Option exercise price. Under the 2009 Plan, the exercise price per share of stock options may not be less than 100% of the fair market value on the date of grant.

•

Repricing is not allowed. Under the 2009 Plan, repricing of stock options (including reduction in the exercise price of stock options or replacement of an award with cash or another award type) is prohibited without prior shareholder approval.

•

Limitations on Amendments. The 2009 Plan requires stockholder approval for material amendments to the Plan, including (i) a material increase to the benefits accrued to participants under the Plan, (ii) a material increase to the number of securities which may be issued under the Plan, (iii) a material expansion of the class of individuals eligible to participate in the Plan, or (iv) an extension to the term of the Plan.

Description of the 2009 Plan

A description of the principal features of the 2009 Plan is set forth below. The summary is qualified in its entirety by the detailed provisions of the 2009 Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

Purpose. The 2009 Plan is intended to provide incentives to the Company’s officers, directors, and employees by providing them with opportunities to acquire a direct proprietary interest in the operations and future success of the Company.

Effective Date. The 2009 Plan will become effective on the date on which it is approved by the stockholders (the “Effective Date”).

Types of Awards. The 2009 Plan provides for the following types of awards: (i) incentive stock options, (ii) non-qualified stock options, (iii) restricted stock awards, (iv) restricted stock units, (v) performance stock awards, (v) and other stock-based awards (collectively, “Awards”).

Administration. Our Board, or a committee of the Board consisting of at least two members of the Board, will administer the 2009 Plan. The Board may delegate responsibility for administration of the Plan to different committees, subject to any limitations the Board deems appropriate. The Board, or any two member committee of the Board (hereinafter, the “Committee”), has full authority to administer the Plan, including authority to interpret and construe any relevant provisions of the Plan, to adopt rules and regulations that it deems necessary, to determine which individuals are eligible to participate and/or receive Awards under the Plan, to determine the amount and/or number of shares subject to the Award, and to determine the terms of the Award (which need not be identical). The Committee may delegate its authority to grant Awards under the 2009 Plan to one or more of the Company’s executive officers to the extent permitted by applicable law, provided the grantees are not executive officers or directors of the Company.

The Committee has the power to approve the form of Award agreements, and to amend or adopt sub-plans to permit employees who reside outside the United States to participate in the 2009 Plan. The Committee does not have authority under the 2009 Plan to reduce the exercise or purchase price of any outstanding Award or to cancel and re-grant an outstanding Award if such action would reduce the exercise or purchase price of the Award, in either case, absent prior approval of the stockholders for such an action.

The Board has delegated administration of the 2009 Plan to the Executive Compensation Committee, subject to stockholder approval of the 2009 Plan.

Stock Subject to the 2009 Plan. The common stock issued or to be issued under the 2009 Plan consists of authorized but unissued shares or issued shares that have been reacquired by the Company in any manner. Subject to adjustment made in connection with a recapitalization, change in control and certain other events set forth in the 2009 Plan, the maximum number of shares subject to Awards which may be issued pursuant to the Plan is 4,000,000 shares of common stock. In addition, if any Award granted under the 2009 Plan is not exercised or is forfeited, lapses or expires, or otherwise terminates without delivery of any common stock subject thereto, the shares subject to such Award will again be available for future grants of Awards under the Plan. The number of shares of common stock available for issuance under the 2009 Plan will not be increased by any shares tendered or Awards surrendered in connection with the purchase of shares of common stock upon exercise of an option or any shares of common stock deducted or forfeited from an Award in connection with our withholding obligations.

Eligibility and Limitations on Grants. Awards under the 2009 Plan may be made to employees, officers, directors and consultants of the Company or any present or future parent or subsidiary of the Company or other business venture in which the Company has a substantial interest (“Related Entities”). Awards made to non-employee directors under the 2009 Plan may only be granted and administered by a committee meeting the independence requirements of the exchange on which the Company’s common stock is listed.

Terms of Options. The 2009 Plan permits grants of stock options intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code (the “Code”) and stock options that do not qualify as ISOs (“non-qualified” options). Options granted under the 2009 Plan will be non-qualified options if they fail to qualify as ISOs or exceed the annual limit on ISOs. Only employees of the Company may receive ISOs. Non-qualified options may be granted to any persons eligible to receive ISOs and to directors and consultants of the Company. The exercise price of a stock option may not be less than 100% of the fair market value of the stock subject to the option on the date of grant (for an incentive stock option, 110% if the optionee is a 10% holder of our common stock). The term of option will not be longer than ten years (or, in the case of a 10% owner of our common stock, five years if the option is an ISO) and may be subject to restrictions on transfer.

Options may be exercised in whole or in part with written or electronic notice to the Company’s delegate for receipt of such notice, accompanied by full payment of the exercise price for the number of shares being purchased. Subject to the discretion of the Committee, the exercise price may be paid in cash, by check, pursuant to a broker-assisted cashless exercise, by delivery of other shares of common stock, by a “net exercise arrangement”, or any other form of legal consideration deemed acceptable by the Committee.

Options generally terminate ninety days after termination of an optionee’s service or as set forth in the option agreement. The optionee may have longer to exercise when termination is due to disability or death. No option may be exercised beyond the expiration of its term. The ability to exercise options may be accelerated by the Committee, subject to compliance with the provisions of the 2009 Plan.

Terms of Restricted Stock. The 2009 Plan permits grants of restricted stock entitling recipients to acquire shares of the Company’s common stock, subject to the right of the Company to require forfeiture of such shares in the event that conditions specified by the Committee in the applicable award agreement are not satisfied. Subject to the provisions of the 2009 Plan, the Committee will determine the terms and conditions of any restricted stock award, including the grant date and vesting schedule for the award.

Terms of Restricted Stock Units. The 2009 Plan permits awards of restricted stock units entitling recipients to acquire shares of the Company’s common stock (or the cash equivalent) in the future. Subject to the provisions of the 2009 Plan, the Committee will determine the terms and conditions of any restricted stock unit award, including the grant date and vesting schedule for the award.

Other Stock-Based Awards. The 2009 Plan permits awards of shares of the Company’s common stock, and other awards that are valued by reference to, or are otherwise based on, shares of the Company’s common stock or property, including awards entitling recipients to receive shares of the Company’s common stock in the future. Such awards may also be available as a form of payment in the settlement of other awards granted under the 2009 Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Subject to the discretion of the Committee, the awards may be paid in shares of common stock or cash. Subject to the provisions of the 2009 Plan, the Committee will determine the terms and conditions of such other stock-based awards, including any purchase price that may be applicable to the award.

Performance Awards. Under the 2009 Plan, certain restricted stock awards, restricted stock unit awards and other stock-based awards may be subject to the achievement of performance goals. For performance awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the vesting and/or delivery of shares for such awards will occur upon achievement of one or more of the following objective performance measures, as determined by the Committee in its discretion: earnings per share, return on average equity or average assets in relation to a peer group of companies designated by the Committee, earnings, earnings growth, earnings before interest, taxes and amortization (EBITA), operating income, gross or product margins, revenues, expenses, stock price, market share, reductions in non-performing assets, return on sales, assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, net cash provided from continuing operations, stock price appreciation, total shareholder return, cost control, strategic initiatives, net operating profit after tax, pre-tax or after-tax income, cash flow, or a combination of one or more of these measures, which may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. These performance measures may be adjusted to exclude the effect of various events that may occur during the performance period, including: extraordinary items and any other unusual or non-recurring items; discontinued operations; gains or losses on the dispositions of discontinued operations; the cumulative effects of changes in accounting principles; the writedown of any asset; and charges for restructuring and rationalization programs. In addition, such performance measures:

•	may vary by participant and may be different for different performance awards;

•

may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Committee; and

•	shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of Section 162(m) of the Code.

Notwithstanding any other provision of the Plan, the Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to performance awards intended to qualify as performance-based compensation under 162(m) of the Code, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the participant or a change in control of the Company.

Awards that are not intended to qualify as performance-based compensation under 162(m) of the Code may be based on these or such other performance measures as the Committee may determine.

Adjustments and Recapitalization. In the event that any change is made to the shares of common stock issuable under the 2009 Plan, whether through merger, consolidation, stock split, stock dividend, extraordinary cash dividend, recapitalization, combination of shares, exchange of shares, or other similar event, then appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and, if applicable, price per share in effect under each outstanding Award under the Plan, and (iii) the maximum number of shares issuable to one individual in a calendar year under the Plan.

Change in Control Provisions. In the event of a change in control of the Company, outstanding Awards may be assumed, continued or substituted by the successor corporation. If the successor corporation does not assume, continue or substitute such Awards, then all Awards held by a participant, immediately prior to the effectiveness of the change in control, will become fully vested and exercisable.

Notwithstanding the foregoing, in the event of a change in control, all outstanding Awards held by the participant will, immediately prior to the effectiveness of the change in control, become vested and exercisable as to an additional number of shares equal to the number of shares that would have become vested and exercisable on the date twelve months after the effectiveness of the change in control. If the participant has been employed by the Company for less than twelve months immediately prior to the change in control, the number of vested and exercisable shares will be increased by the number of shares that would have become vested and exercisable on the date six months after the consummation of the change in control. In addition, if, within six months following the change in control, the successor corporation terminates the employment of a participant without cause, all Awards held by the participant will become fully vested and exercisable.

Under the 2009 Plan, a “change in control” generally means any of the following events: (i) a person (as defined by Sections 13(d) and 14(d) of the Exchange Act, as amended) becomes the beneficial owner of securities representing 35% or more of the combined voting power of the Company’s then outstanding securities; (ii) the Company’s incumbent directors cease to constitute a majority of the Board; (iii) a consummated merger or consolidation of the Company with any other corporation; or (iv) the stockholders approve a plan of liquidation or dissolution or an agreement for the sale of all or substantially all of the Company’s assets.

Term and Amendment of the Plan. The 2009 Plan is scheduled to expire ten years from the Effective Date of the Plan. The Board may amend or modify the 2009 Plan in any respect to the extent the amendment or modification does not adversely affect a holder’s rights under any outstanding Award without the holder’s consent; however, stockholder approval is required for any amendment that (i) materially increases the benefits accrued to participants under the Plan, (ii) materially increases the number of securities which may be issued under the Plan, (iii) materially expands the class of individuals eligible to participate in the Plan, or (iv) extends the term of the Plan. In addition, certain amendments may, as determined by the Board in its discretion, require stockholder approval pursuant to applicable laws, rules or regulations, including any applicable exchange on which our common stock is listed.

Tax Withholding. Participants in the 2009 Plan are responsible for the payment of any foreign, federal or state tax that we are required by law to withhold upon any exercise or vesting of an Award. Subject to the discretion of the Committee, participants may satisfy such tax obligations by delivery of shares of common stock, including shares retained from the Award creating the tax obligations, valued at their fair market value. The Company may, to the extent permitted by law, deduct such tax obligations from any payment of any kind otherwise due to the participant.

Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences to participants and the Company with respect to participation in the 2009 Plan. It does not describe all federal tax consequences under the 2009 Plan, nor does it discuss state, local or foreign tax consequences.

Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and more than one year after the exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (a) the fair market value of the shares at the date of the option exercise or (b) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by Section 162(m) of the Code, we are generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonstatutory Stock Options. No taxable income is recognized by an optionee upon the grant of a nonstatutory stock option. Upon exercise, the optionee will recognize ordinary income equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Assuming we comply with Section 162(m) of the Code, we will be entitled to an income tax deduction in the tax year in which the optionee recognizes the ordinary income. When the optionee disposes of shares granted as a nonstatutory stock option, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Code to recognize compensation in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while common stock is subject to restrictions will be subject to withholding taxes. If we comply with the restrictions of Section 162(m) of the Code, we will be entitled to a tax deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units. There are no immediate tax consequences of receiving an award of restricted stock units under the 2009 Plan. A grantee who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with the restrictions of Section 162(m) of the Code, we will be entitled to a tax deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance Awards. The award of a performance award will have no federal income tax consequences for us or the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with the restrictions of Section 162(m) of the Code, we will be entitled to a tax deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280(G). To the extent payments that are contingent on a change in control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax and our deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Section 409A. The Company intends for awards granted under the 2009 Plan to comply with Section 409A of the Code.

New Plan Benefits

Because the 2009 Plan will not be effective unless and until it is approved by the stockholders, no Awards have been granted under the 2009 Plan. The participants and types of Awards under the 2009 Plan are subject to the discretion of the Committee and, as a result, the benefits or amounts that will be received by any participant or groups of participants if the 2009 Plan is approved are currently not determinable. As of January 26, 2009 there were five executive officers, five non-employee directors, and approximately 85 employees who were eligible to participate in the 2009 Plan. As of the Record Date, the closing price per share of our common stock was $0.66.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2, ADOPTING THE 2009 STOCK INCENTIVE PLAN.

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Grant Thornton LLP (“GT”) as independent auditors to audit our financial statements for the year ending September 30, 2009, and has further directed that management submit the selection of independent public accountants for certification by the stockholders at the annual meeting. Representatives of GT are expected to be present at the annual meeting to respond to stockholders’ questions and to have the opportunity to make any statements they consider appropriate.

Stockholder ratification of the selection of GT as our independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection of GT to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of Sonic and its stockholders.

The ratification of the appointment of GT as independent public accountants requires the approval of a majority of the votes cast by holders of our shares. Shares may be voted for or withheld from this matter. Shares that are withheld and broker non-votes will have no effect on this matter because ratification of the appointment of GT requires a majority of the shares cast.

Recommendation of Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3 RATIFYING THE APPOINTMENT OF GT AS INDEPENDENT AUDITORS FOR SONIC FOUNDRY.

Relations with Independent Auditors

GT has served as our independent public accountants since its appointment in July 2004. As stated in Proposal 3, the Board has selected GT to serve as our independent auditors for the fiscal year ending September 30, 2009.

Audit services performed by GT for fiscal years 2008 and 2007 consisted of the examination of our financial statements, review of fiscal quarter results, services related to filings with the Securities and Exchange Commission (SEC) and in 2007, examination of our internal controls pursuant to section 404 of the Sarbannes—Oxley Act. We also retained GT to perform certain audit related services associated with the audit of our benefit plan, and tax preparation and consultative services associated with the preparation of Federal and State tax returns. Fiscal 2008 and 2007 tax fees also included international tax services and additional sales and use tax services. All fees paid to GT were reviewed, considered for independence and upon determination that such payments were compatible with maintaining such auditors’ independence, approved by Sonic’s audit committee prior to performance.

Fiscal Years 2008 and 2007 Audit Firm Fee Summary

During fiscal years 2008 and 2007, we retained GT to provide services in the following categories and amounts:

	Years Ended September 30,
	2008	2007
Audit Fees	$165,049	$191,982
Audit Related	10,920	10,400
Tax Fees	45,035	60,973
Other Fees	—	—

All of the services described above were approved by Sonic’s audit committee prior to performance. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting. The audit committee has determined that the payments made to its independent accountants for these services are compatible with maintaining such auditors’ independence.

REPORT OF THE AUDIT COMMITTEE 1

The Audit Committee’s role includes the oversight of our financial, accounting and reporting processes, our system of internal accounting and financial controls and our compliance with related legal and regulatory requirements, the appointment, engagement, termination and oversight of our independent auditors, including conducting a review of their independence, reviewing and approving the planned scope of our annual audit, overseeing the independent auditors’ audit work, reviewing and pre-approving any audit and non-audit services that may be performed by them, reviewing with management and our independent auditors the adequacy of our internal financial controls, and reviewing our critical accounting policies and the application of accounting principles. The Audit Committee held five meetings during fiscal 2008.

Mssrs. Kleinman, Weis and Peercy meet the rules of the SEC for audit committee membership and are “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act and under Nasdaq listing standards. In April 2004, the Board approved revisions to the Audit Committee Charter to reflect new rules and standards set forth in certain SEC regulations as well as changes to Nasdaq listing standards. A copy of the Audit Committee Charter is available on Sonic’s website.

As set forth in the Audit Committee Charter, management of Sonic is responsible for the preparation, presentation and integrity of Sonic’s financial statements and for the effectiveness of internal control over financial reporting. Management and the accounting department are responsible for maintaining Sonic’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing Sonic’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

We have reviewed and discussed with our independent auditors, GT, matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees). We have received from the auditors a formal written statement describing the relationships between the auditor and Sonic that might bear on the auditor’s independence consistent with applicable requirements of the Public Company Accounting Oversight Board. We have discussed with GT matters relating to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with the auditors’ independence.

The members of the Audit Committee are not full-time employees of Sonic and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Committee necessarily rely on the information provided to them by management and the independent accountants. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of Sonic’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Sonic’s auditors are in fact “independent”.

[1]	The material in this report is not “soliciting material”, is not deemed filed with the SEC, and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

We have reviewed and discussed with management and GT the audited financial statements. We discussed with GT the overall scope and plans of their audit. We met with GT, with and without management present, to discuss results of their examination, their evaluation of Sonic’s internal controls, and the overall quality of Sonic’s financial reporting.

Based on the reviews and discussions referred to above and our review of Sonic’s audited financial statements for fiscal 2008, we recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2008, for filing with the SEC.

Respectfully submitted,

AUDIT COMMITTEE

David C. Kleinman, Chair

Gary R. Weis

Paul S. Peercy

CERTAIN TRANSACTIONS

Frederick H. Kopko, Jr., a director and stockholder of Sonic Foundry, is a partner in McBreen & Kopko. Pursuant to the 1997 Directors’ Stock Option Plan, Mr. Kopko has been granted options to purchase 60,000 shares of Common Stock at exercise prices ranging from $1.74 to $59.88 and was granted options to purchase 20,000 shares of Common Stock at an exercise price of $0.80 pursuant to the 2008 Non-Employee Directors Plan. During fiscal 2008, we paid the Chicago law firm of McBreen & Kopko certain compensation for legal services rendered subject to standard billing rates.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Sonic’s officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of Forms 3 and Forms 4 furnished to us pursuant to Rule 16a-3 under the Exchange Act during our most recent fiscal year, to Sonic Foundry’s knowledge, all reporting persons complied with all applicable filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, except with respect with Mssrs. Buinevicius, Lipps, Minor, Schmidt and Weis, who each inadvertently filed one late Form 4 report.

Code of Ethics

Sonic has adopted a Code of Ethics (as defined in Item 406 of Regulation S-K) that applies to its principal executive, financial and accounting officers. Sonic Foundry will provide a copy of its code of ethics, without charge, to any investor that requests it. Requests should be addressed in writing to Mr. Kenneth Minor, Corporate Secretary, 222 West Washington Ave, Madison, WI 53703.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any stockholder who desires to contact our Board or specific members of our Board may do so electronically by sending an email to the following address: directors@sonicfoundry.com. Alternatively, a stockholder can contact our Board or specific members of our Board by writing to: Secretary, Sonic Foundry Incorporated, 222 West Washington Avenue, Madison, WI 53703.

Each communication received by the Secretary will be promptly forwarded to the specified party following normal business procedures. The communication will not be opened but rather will be delivered unopened to the intended recipient. In the case of communications to the Board or any group or committee of Directors, the Secretary will open the communication and will make sufficient copies of the contents to send to each Director who is a member of the group or committee to which the envelope is addressed.

STOCKHOLDER PROPOSALS

In order for a stockholder proposal to be considered for inclusion in our proxy statement and form of proxy relating to the Annual Meeting of Stockholders during fiscal year 2010, the proposal must be received by us no later than September 30, 2009 unless we change next year’s annual meeting date by more than 30 days from March 5, 2010, in which event the deadline would be a reasonable time before we begin to print and mail our proxy materials. Additionally, Sonic will be authorized to exercise discretionary voting authority with respect to any stockholder proposal not disclosed in Sonic’s 2009 proxy statement if Sonic has not received written notice of such proposal by December 14, 2009, unless we change next year’s annual meeting date by more than 30 days from March 5, 2010, in which event we must receive the proposal within a reasonable time before we mail our proxy materials.

OTHER MATTERS

The Board of Directors has at this time no knowledge of any matters to be brought before this year’s Annual Meeting other than those referred to above. However, if any other matters properly come before this year’s Annual Meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters.

GENERAL

A copy of our Annual Report to Stockholders for the fiscal year ended September 30, 2008 is being mailed, together with this Proxy Statement, to each stockholder. Additional copies of such Annual Report and of the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy may be obtained from us. We will, upon request, reimburse brokers, banks and other nominees, for costs incurred by them in forwarding proxy material and the Annual Report to beneficial owners of Common Stock. In addition, directors, officers and regular employees of Sonic and its subsidiaries, at no additional compensation, may solicit proxies by telephone, telegram or in person. All expenses in connection with soliciting management proxies for this year’s Annual Meeting, including the cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy are to be paid by Sonic.

Sonic will provide without charge (except for exhibits) to any record or beneficial owner of its securities, on written request, a copy of Sonic’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended September 30, 2008, including the financial statements and schedules thereto. Exhibits to said report, and exhibits to this proxy statement, will be provided upon payment of fees limited to Sonic’s reasonable expenses in furnishing such exhibits. Written requests should be directed to Investor Relations, 222 West Washington Avenue, Madison, Wisconsin 53703. We also make available, free of charge, at the “Investor Information” section of our website, our annual report on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, our proxy statement, amendments and exhibits to such reports as soon as practicable after the filing of such reports, exhibits and proxy statements with the Securities and Exchange Commission.

In order to assure the presence of the necessary quorum at this year’s Annual Meeting, and to save Sonic the expense of further mailings, please date, sign and mail the enclosed proxy promptly in the envelope provided. No postage is required if mailed within the United States. The signing of a proxy will not prevent a stockholder of record from voting in person at the meeting.

By Order of the Board of Directors,

January 28, 2009	Kenneth A. Minor, Secretary

Exhibit A

SONIC FOUNDRY, INC.

2009 STOCK INCENTIVE PLAN

1. Purpose.

This 2009 Stock Incentive Plan, as may be amended from time to time pursuant to Paragraph 19 hereof (the “Plan”), is intended to provide incentives to the officers, directors, employees and consultants of Sonic Foundry, Inc. (the “Company”), and of any present or future parent or subsidiary of the Company, and any other business venture (including but not limited to joint ventures and limited liability companies) in which the Company has a substantial interest (collectively, “Related Entities”), by providing them with opportunities to acquire a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, restricted stock, restricted stock units, and other stock-based awards (“Awards”). Any of these Awards may, but need not, be made as performance incentives to reward attainment of short-term or long-term performance goals in accordance with the terms thereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors and any consultants providing services to the Company or a Related Entity shall in all cases be non-qualified stock options. Recipients of Awards under the Plan are referred to hereinafter as “Participants”. For purposes of granting incentive stock options, and Awards intended to be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and where otherwise required by applicable law or stock exchange listing requirement, the terms “parent” and “subsidiary” mean “parent corporation” and “subsidiary corporation”, respectively, as those terms are defined in Section 424 of the Code (each such corporation, a “Related Corporation”).

This Plan will become effective on the date on which it is approved by the Company’s stockholders (the “Effective Date”), provided that amendments to this Plan will become effective in accordance with Paragraph 19.

2. Administration of the Plan.

A. Board or Committee Administration. The Plan will be administered by a committee or committees appointed by the Board of Directors of the Company (the “Board”) and consisting of two or more members of the Board. The Board may delegate responsibility for administration of the Plan with respect to designated Award recipients to different committees, subject to such limitations as the Board deems appropriate. Members of a committee will serve for such term as the Board may determine, and may be removed by the Board at any time. The term “Committee,” when used in this Plan, refers to the committee that has been delegated authority with respect to a matter. In determining the composition of any committee or subcommittee, the Board or Committee, as the case may be, shall consider the desirability of compliance with the compositional requirements of (i) Rule 16(b)-3 of the Securities and Exchange Commission with respect to Participants who are subject to the trading restrictions of Section 16(b) of the Securities and Exchange Act of 1934 (the “Exchange Act”) with respect to securities of the Company, (ii) Section 162(m) of the Code, and (iii) the independence requirements of the stock exchange on which the Company’s Common Stock is listed, but shall not be bound by such compliance; provided, however, that discretionary Awards to non-employee directors of the Company shall be administered and determined by a Committee satisfying the requirements in Paragraph 2A(iii) hereof.

B. Committee Actions. Subject to the provisions of the Plan, any Committee has full authority to administer the Plan within the scope of its delegated responsibilities, including authority to interpret and construe any relevant provision of the Plan, to adopt rules and regulations that it deems necessary, to determine which individuals are eligible to participate and/or receive Awards, to determine the amount and/or number of shares subject to such Award, and to determine the terms of such Award made (which terms need not be identical). Decisions of a Committee made within the discretion delegated to it by the Board are final and binding on all persons.

C. Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the authority to grant Awards and exercise such other powers under the Plan as the Board may determine; provided, however, that (i) the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one participant to be made by such executive officers, and (ii) such executive officers may not grant an Award to a director of the Company or an executive officer of the Company as defined under Section 16 of the Exchange Act. Notwithstanding anything to the contrary in this Paragraph 2C, the Board may not delegate to an executive officer of the Company the authority to determine the Fair Market Value of the Company’s Common Stock pursuant to Paragraph 10 below.

3. Stock Subject to the Plan. The stock subject to Awards will be authorized but unissued shares of Common Stock of the Company, par value $.01 per share (the “Common Stock”), or shares of Common Stock reacquired by the Company in any manner. Subject to adjustment as provided in Paragraph 18, the aggregate number of shares which may be issued pursuant to the Plan is equal to 4,000,000 shares.

A. Adjustments in Authorized Shares. The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, the acquisition of property or stock, or other corporate transactions (collectively, “Corporate Transactions”). The number of shares of Common Stock reserved pursuant to Paragraph 3 shall be increased by the corresponding number of awards assumed and, in the case of substitution, by the net increase in the number of shares of Common Stock subject to awards before and after the substitution.

B. Share Usage. If any Award granted under the Plan is not exercised or is forfeited, lapses or expires, or otherwise terminates without delivery of Common Stock subject thereto, the shares subject to such Award will again be available for grants of Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be increased by (i) any shares of Common Stock tendered or withheld or Awards surrendered in connection with the purchase of shares of Common Stock upon exercise of an Option as described in Paragraph 15A, or (ii) any shares of Common stock deducted or delivered from an Award payment in connection with the Company’s tax withholding obligations as described in Paragraph 15B.

4. Award Eligibility and Limitations. Subject to limitations contained in the Plan, Awards may be made under the Plan to: (i) any employee or executive officer of the Company or of any Related Entity, (ii) any director of the Company or of any Related Entity, and (iii) any consultant of the Company or of any Related Entity.

A. Limitations on Awards and Successive Awards. Options granted hereunder which qualify as incentive stock options under Section 422(b) of the Code (“ISO” or “ISOs”) may be granted to any employee of the Company or any Related Corporation. Those officers and directors of the Company who are not employees may not be granted ISOs under the Plan. Options granted hereunder which do not qualify as ISOs (“Non-Qualified Options”) (and collectively with ISOs, “Options”) and all other Awards may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Entity. The Committee may take into consideration a Participant’s individual circumstances in determining whether to grant an ISO, a Non-Qualified Option or other form of Award under the Plan. The granting of any Award to a Participant will neither entitle that Participant to, nor disqualify him from, participation in any other grant of Awards. Neither the Company nor any Related Corporation shall have any liability to an individual granted an Option hereunder, or to any other party, if an Option (or any part thereof) which is intended to be an ISO is not an ISO.

5. Granting of Awards. Awards may be granted under the Plan at any time after the Effective Date and before the tenth anniversary of the Effective Date, except that ISOs must be granted within ten (10) years from the date the Plan is adopted by the Board or the date the Plan is approved by the Company’s stockholders, whichever is earlier. The date of grant of an Award under the Plan will be the date specified by the Committee at the time it approves the Award. Unless otherwise specified by the Committee in connection with a particular grant, Awards granted under the Plan are intended to qualify as performance-based compensation under Section 162(m) of the Code and the regulations thereunder.

6. Terms of Awards. Awards will be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments must conform to or incorporate by reference the terms set forth in this Plan and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan. In addition, subject to the provisions of the Plan, the applicable vesting schedule, if any, for an Award under the Plan (hereafter, the “Vesting Ratio”) shall be set forth in such instrument. For purposes of the Plan, the total number of shares multiplied by the Vesting Ratio as set forth in the Award instrument are “Vested Shares”. Each Award granted pursuant to the Plan shall be subject to forfeiture if, in the discretion of the Committee, the recipient of such Award has not, within a forty-five (45) day period of time following the grant of such Award, executed any instrument required by the Committee to be executed in connection with the Award.

7. Option Price. The exercise price per share will be fixed by the Committee, provided, however, that in no event will the exercise price per share in the case of an Option be less than one hundred percent (100%) of the Fair Market Value per share of the Company’s Common Stock on the Option grant date. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of the Company’s Common Stock on the date of grant. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the Fair Market Value per share of the Company’s Common Stock if such Option is granted pursuant to an assumption of or substitution for another option.

8. Repricing and Re-Grant of Stock Options. Absent stockholder approval within twelve (12) months prior to the event, neither the Board nor any Committee shall have authority to: (i) reduce the exercise price per share of any outstanding Option under the Plan, or (ii) cancel and re-grant any outstanding Option under the Plan that has the effect of reducing the exercise price per share of any outstanding Option. Notwithstanding the above, appropriate adjustments may be made to outstanding Options pursuant to Paragraph 18 and Paragraph 19 of the Plan and may be made to make changes to achieve compliance with applicable law, including Section 409A of the Code.

9. Dollar Limitation on ISOs. To the extent that the aggregate fair market value (determined as of the respective date or dates of grant) of the shares with respect to which Options that would otherwise be ISOs are exercisable for the first time by any individual during any calendar year under the Plan (or any other plan of the Company or any Related Corporation) exceeds the sum of One Hundred Thousand Dollars ($100,000) (or a greater amount permitted under the Code), whether by reason of acceleration or otherwise, those Options will not be treated as ISOs. In making this determination, Options will be taken into account in the order in which they were granted.

10. Determination of Fair Market Value. The “Fair Market Value” of the Company’s Common Stock shall be determined as follows: (i) if the Company’s Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq Global Select Market or The Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price of such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the date the Award is granted; (ii) if the Company’s Common Stock is regularly quoted by an established quotation service for over-the-counter securities but selling prices are not reported, its Fair Market Value shall be the closing bid price (or average of bid prices) as quoted on such service for the date the Award is granted; (iii) if the Common Stock is not publicly traded at the time an Award is granted under the Plan, its Fair Market Value shall be the fair value of the Common Stock as determined by the Board after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length. These principles shall also be applied to establish Fair Market Value for purposes of determining the value of any shares tendered or withheld to exercise an Award, the amount of any income arising from the exercise or vesting of an Award, and the value of shares tendered or withheld to satisfy any tax withholding obligation of a Participant; provided, however, in the case of a Cashless Exercise, the Fair Market Value of any shares tendered or withheld to exercise an Award or to satisfy any tax withholding obligation shall be determined by reference to the market transaction price.

11. Option Term. Subject to earlier termination as provided in Paragraph 16, each Option will expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Non-Qualified Options, (ii) ten years from the date of grant in the case of ISOs generally, and (iii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation. Subject to earlier termination as provided in Paragraph 16, the term of each ISO will be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to Paragraph 18.

12. Exercise of Option. Subject to the provisions of the Plan, each Option granted under the Plan will be exercisable as follows:

A. Right to Exercise. The Option will become exercisable at such time or in such installments as the Committee may specify.

B. Partial Exercise. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable and vested.

C. Term. Under no circumstances shall the exercise period for an Option be extended beyond the term of the Option.

13. Restricted Stock.

A. Grants. The Committee may grant awards of restricted stock (“Restricted Stock Awards”) entitling Participants to acquire shares of Common Stock, subject to the right of the Company to require forfeiture of such shares in the event that conditions specified by the Committee in the applicable Restricted Stock Award agreement are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for such Restricted Stock Awards.

B. Terms and Conditions. Subject to the provisions in the Plan and Paragraphs 3 and 4 thereof, the Committee shall determine the terms and conditions of any such Restricted Stock Award, including the grant date and the vesting schedule. Any stock certificates issued or book entry recorded in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall either deliver the certificates to the Participant or designate the book entry shares in the Participant’s account as no longer subject to such restrictions to the Participant, or if the Participant has died, to the beneficiary designated by the Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

C. Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Committee. Unless otherwise provided by the Committee, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

14. Provisions of Stock Awards Other Than Options or Restricted Stock.

A. Restricted Stock Units.

(1) Grants. The Committee may grant awards of restricted stock units (“Restricted Stock Units”) entitling Participants to acquire shares of Common Stock (or the cash equivalent) in the future. Subject to the provisions in the Plan and Paragraphs 3 and 4 thereof, the Committee shall determine the terms and conditions of any such Restricted Stock Unit Award, including the grant date and the vesting schedule.

(2) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement.

(3) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(4) Dividend Equivalents. To the extent provided by the Committee in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish, in each case to be set forth in the applicable Award agreement.

B. Other Stock-Based Awards.

(1) General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based

Awards”), including without limitation Awards entitling Participants to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Committee shall determine.

(2) Terms and Conditions. Subject to the provisions of the Plan, the Committee shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

C. Performance Awards.

(1) Grants. Restricted Stock Awards, Restricted Stock Unit Awards, and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Paragraph 14 (“Performance Awards”), subject to the limits in Paragraphs 3 and 4 on shares covered by such Awards.

(2) Committee. Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a committee (or subcommittee of a committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such committee or subcommittee. “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(3) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the extent of vesting and/or delivery shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) earnings per share, (b) return on average equity or average assets in relation to a peer group of companies designated by the Committee, (c) earnings, (d) earnings growth, (e) earnings before interest, taxes and amortization (EBITA), (f) operating income, (g) gross or product margins, (h) revenues, (i) expenses, (j) stock price, (k) market share, (l) reductions in non-performing assets, (m) return on sales, assets, equity or investment, (n) regulatory compliance, (o) satisfactory internal or external audits, (p) improvement of financial ratings, (q) achievement of balance sheet or income statement objectives, (r) net cash provided from continuing operations, (s) stock price appreciation, (t) total shareholder return, (u) cost control, (v) strategic initiatives, (w) net operating profit after tax, (x) pre-tax or after-tax income, (y) cash flow, or (z) a combination of one or more of these goals, which may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items and any other unusual or non-recurring items, (ii) discontinued operations, (iii) gains or losses on the dispositions of discontinued operations, (iv) the cumulative effects of changes in accounting principles, (v) the writedown of any asset, and (vi) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a Change in Control of the Company.

(5) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

15. Exercising Options, Withholding for Awards, and Other Provisions.

A. Means of Exercising Options. Options may be exercised by giving written or electronic notice of exercise to the Company’s delegate for receipt of such notice, prior to the termination of the Option as set forth in this Plan, accompanied by full payment of the exercise price for the number of shares being purchased. Except as the Committee may otherwise provide in an Option agreement, the purchase price of Common Stock acquired pursuant to the exercise of an Option (or any part or installment thereof) shall be paid for as follows: (a) in United States dollars in cash or by check, or (b) by delivery of notice in such form as the Company may designate together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds to pay the exercise price (a “Cashless Exercise”). Subject to the discretion of the Committee, the purchase price of Common Stock acquired pursuant to the exercise of an Option may also be paid (i) through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, (ii) by a net exercise arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price, or (iii) in any other form of legal consideration that may be acceptable to the Committee. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (i), (ii) or (iii) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a stockholder with respect to the shares covered by such Option until the date of issuance of such shares. Except as expressly provided in Paragraph 18 with respect to changes in capitalization and stock dividends, no adjustment will be made for dividends or similar rights for which the record date is before the date such stock certificate is issued or book entry is designated. The

Fair Market Value of the shares tendered or withheld to pay the exercise price of an Option shall be determined by the Board or the Committee effective as of the date of exercise of the Option in accordance with the principles of Paragraph 10.

B. Withholding. At the time any applicable restrictions on an Award lapse or an Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the holder shall make adequate provision for foreign, Federal and state tax withholding obligations of the Company, if any, at the minimum statutory withholding rate which arises in connection with the Award, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of an Option, (ii) the transfer, in whole or in part, of any shares acquired on exercise of an Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction on an Award or making of any election with respect to any shares acquired on exercise of an Option. In furtherance of the foregoing, the Company may provide in an Award agreement that the Participant shall, as a condition of accepting the Award, direct a bank or broker, upon vesting, exercise or otherwise, to sell a portion of the shares underlying such Award that represent the amount, reasonably determined by the Company in its discretion, necessary to cover the Company’s withholding obligation related to the Award and remit the appropriate cash amount to the Company. If not otherwise provided in an Award agreement, at the time of such vesting, lapse, or exercise, the Participant shall pay to the Company, as the case may be, any amount that the Company may reasonably determine to satisfy such withholding obligation. Subject to the prior approval of the Committee, in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligations, valued at their Fair Market Value. The Fair Market Value of the shares of an Award used to satisfy such withholding obligation shall be determined by the Board or the Committee as of the date that the amount of tax to be withheld is to be determined in accordance with the principles of Paragraph 10. The Company may, to the extent permitted by law, deduct such tax obligations from any payment of any kind otherwise due to a Participant.

C. Certificate Registration. The certificate or certificates for the shares as to which the Option shall be exercised shall be registered in the name of the Participant, or, if applicable, the heirs of the Participant.

D. Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of the shares upon exercise of the Option shall be subject to compliance with all applicable requirements of Federal or state law with respect to such securities. The Option may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable Federal or state securities laws or other law or regulations. In addition, no Option may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISABLE UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE

OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

E. Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.

16. Change in Service. The following provision shall govern the treatment of Awards granted under the Plan in the event of a change in service as described below, subject in all cases to the limitation in Paragraph 12C with respect to Options. In addition, and subject to the limitation set forth in Paragraph 12C, the post-termination exercise period for applicable Non-Qualified Options will be extended if the Company’s Registration Statement on Form S-8 is not effective during some or all of the post-termination exercise period for a terminated employee(s) as set forth in subparagraphs A, B and C below; provided, however, the post-termination exercise period for such Options will not be extended if the Committee determines that such extension would have a material adverse effect on the Company.

A. Cessation of Service. Except to the extent otherwise specifically provided in the documents evidencing the Option, any outstanding Option exercisable for fully vested shares at the time the Optionee ceases to provide services to the Company or a Related Entity as an employee, a non-employee Board member or a consultant for any reason other than disability, death or for Cause, then the Optionee will have a period of ninety (90) days (three (3) months in the case of an ISO) following the date of such cessation of service during which to exercise each outstanding Option held by such Optionee.

B. Disability. Should such service terminate by reason of disability, then any outstanding Option exercisable by the Optionee for fully vested shares at the time the Optionee ceases to provide services to the Company may be subsequently exercised by the Optionee during the six (6)-month period following the date of such cessation of service. However, should such disability be deemed to constitute Permanent Disability, then the period during which each outstanding Option for fully vested shares held by the Optionee is to remain exercisable will be extended by an additional six (6) months so that the exercise period will be the twelve (12)-month period following the date of the Optionee’s cessation of service by reason of such Permanent Disability. The term “Permanent Disability,” as used in this Plan, means a disability expected to result in death or that has lasted or can be expected to last for a continuous period of twelve (12) months or more, as described in Section 22(e)(3) of the Code.

C. Death. Any Option exercisable for fully vested shares by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution during the twelve (12)-month period following the date of the Optionee’s death.

D. Cause. Should the Participant’s service be terminated for Cause, then all outstanding Awards at the time held by the Participant, whether or not vested, will immediately terminate and cease to be outstanding. The term “Cause,” as used in this Plan, means (i) the willful and continued failure by the Participant to substantially perform the duties and responsibilities of the Participant’s position, (ii) the conviction of the Participant by a court of competent jurisdiction for felony criminal conduct, (iii) the commission of any act of fraud, embezzlement or dishonesty by the Participant which is materially injurious to the Company (or any Related Entity) or its reputation, monetarily or otherwise, (iv) any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Related Entity), or (v) any other intentional misconduct by such person adversely affecting the business or affairs of the Company or any Related Entity in a material manner, as determined by the Board. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company or any Related Entity may consider as grounds for the dismissal or discharge of any Participant or other person in the service of the Company or any Related Entity. Notwithstanding the foregoing, in the event that a Participant has a definition of cause in an applicable employment agreement, change in control agreement or other written plan or agreement with the Company, such definition shall be applied in lieu of the definition herein.

E. Leave of Absence. For purposes of this Paragraph 16, a bona fide approved leave of absence (such as those attributable to illness, military obligations or governmental service) will not be considered an interruption of service under the Plan. The leave of absence provision described above shall not apply to a consultant or advisor of the Company or any Related Entity. Additionally, with respect to Options that are intended to qualify as ISOs, the leave of absence permitted under this paragraph shall not exceed the period of time set forth in Treas. Reg. § 1.421-1(h)(2) or any successor thereto.

F. Modification of Hours Worked. If a Participant’s service with the Company changes such that the number of hours that the Participant customarily works is increased or decreased for a period of five months or more, the Vesting Ratio reflected in the Award agreement shall be amended in accordance with the number of hours worked as set forth below. The Vesting Ratio will be amended upon the Company’s determination that the work schedule change is expected to last for a period of five months or more. For the purposes of this Plan, “Full Time” service is defined as customarily working 35 hours or more per week. “Part Time” service is defined as customarily working 34 hours or fewer per week.

(1) Full Time to Part Time Service. In the event the Participant’s customary work schedule falls below Full Time, the Vesting Ratio reflected in the Award agreement will be reduced as follows: (a) if the Participant customarily works between 25 and 34 hours per week for a period of five months or more, the Vesting Ratio in the Participant’s Award agreement will be reduced to 75% of the previous Vesting Ratio, or (b) in the event that the Participant customarily works less than 25 hours per week for a period of five months or more, the Vesting Ratio in the Participant’s Award agreement will be reduced to 50% of the previous Vesting Ratio.

(2) Decrease in Part Time Service. If the Participant’s customary work schedule decreases from between 25 and 34 hours per week to fewer than 25 hours per week, the Vesting Ratio in the Participant’s Award agreement will be decreased to 66% of the previous Vesting Ratio (rounded to the nearest whole or half percentage).

(3) Part Time to Full Time Service. In the event the Participant’s customary work schedule increases from Part Time to Full Time, the Vesting Ratio reflected in the Award agreement will be increased as follows: (a) if the Participant’s customary work schedule increases from fewer than 25 hours per week to 35 hours or more per week, the Vesting Ratio in the Participant’s Award agreement will be increased to 200% of the previous Vesting Ratio, or (b) if the Participant’s customary work schedule increases from between 25 and 34 hours per week to 35 hours or more per week, the Vesting Ratio in the Participant’s Award agreement will be increased to 133% of the previous Vesting Ratio (rounded to the nearest whole percentage).

(4) Increase in Part Time Service. If the Participant’s customary work schedule increases from fewer than 25 hours per week to between 25 and 34 hours per week, the Vesting Ratio in the Participant’s Award agreement will be increased to 150% of the previous Vesting Ratio.

17. Assignability. No Award shall be assignable or transferable by the Participant except by will or by the laws of descent and distribution. During the lifetime of the Participant, each Option may be exercised only by the Optionee.

18. Adjustments. Upon the occurrence of any of the following events, a Participant’s rights with respect to Awards granted hereunder will be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the Participant and the Company relating to such Award.

A. Recapitalization. If any change is made to the Common Stock issuable under the Plan by reason of any merger, consolidation, stock split, stock dividend, extraordinary cash dividend, spin-off, recapitalization, combination of shares, exchange of shares or other similar event, then appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and, if applicable, price per share in effect under each outstanding Award under the Plan, and (iii) the maximum number of shares issuable to one individual pursuant to Paragraph 4.

B. Change in Control. A “Change in Control” means the occurrence, as the result of a single transaction or a series of transactions of any of the following events with respect to the Company (which for this purpose includes a successor whose stock is issued under the Plan):

(i) any Person becomes the beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding voting securities, excluding any Person who becomes such a beneficial owner in connection with a transaction described in Paragraph 18B(iii)(a) hereof. “Person” shall have the meaning given in Section 3(a) of the Exchange Act, as amended, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include

(a) the Company or any of its subsidiaries, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or

(ii) Incumbent Directors cease at any time and for any reason to constitute a majority of the number of directors then serving on the Board. “Incumbent Directors” shall mean directors who either (a) are directors of the Company as of the Effective Date of the Plan or (b) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors to the Board); or

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof (the “Acquiror”)) at least a majority of the combined voting power of the securities of the Company or the Acquiror outstanding immediately after such merger or consolidation as appropriate, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person becomes the beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding voting securities; or

(iv) the stockholders of the Company approve a plan of liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or a substantial portion of the Company’s assets, other than a sale or disposition by the Company of all or a substantial portion of the Company’s assets to an entity, at least a majority of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

In the event of any Change in Control, each outstanding Option held by the Participant shall, immediately prior to the effective date of the Change in Control, become fully vested and exercisable with respect to the total number of shares of Common Stock at the time subject to such Option, and may be exercised for any or all of those shares as fully vested shares of Common Stock, subject to the consummation of the Change in Control. In such event, the vesting and time at which such Options may be exercised shall be accelerated in full to a date prior to the effective date of the Change in Control as the Board shall determine (or, if the Board shall not determine such a date, to the date that is fifteen (15) days prior to the effective date of the Change in Control), and such Options shall terminate if not exercised at or prior to the effective date of the Change in Control. Notwithstanding the foregoing, an Option shall not so accelerate if and to the extent: (i) such Option is assumed or otherwise continued in full force or effect by the successor corporation (or parent thereof) pursuant to the terms of the Change in Control, (ii) such Option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the shares of Common Stock for which the Option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same vesting schedule applicable to those Option shares, or (iii) the acceleration of such Option is subject to other limitations imposed by the Committee at the time of the Option grant. In addition, upon the occurrence of a Change in Control in which outstanding Restricted Stock, Restricted Stock Units or Other Stock-Based Awards are not assumed, continued or substituted, all outstanding shares of Restricted Stock and Other Stock-Based Awards shall be deemed to have vested, and all Restricted Stock Units shall be deemed to have vested and shares of Common Stock subject thereto shall be delivered, on a date prior to the effective date of the Change in Control as the Board shall determine (or, if the Board shall not determine such a date, on the date that is fifteen (15) days prior to the effective date of the Change in Control). Nothing in this Paragraph 18B shall be deemed to require the Company or any successor corporation to pay any consideration to a Participant holding vested or unvested Options as of the effective date of the Change in Control with an exercise price equal to or in excess of the Fair Market Value of a share of Common Stock as determined by the Committee or Board applying the principles of valuation described in Paragraph 10.

Notwithstanding the foregoing, in the event of a Change in Control, all outstanding Awards granted by the Company to the Participant and held by the Participant shall, immediately prior to the effectiveness of the Change in Control, become vested and exercisable as to an additional number of shares equal to the number of shares as to which would have become vested and exercisable on the date twelve (12) months after the effectiveness of the Change in Control. If the Participant has been employed by the Company for less than twelve (12) months immediately prior to the Change in Control, the number of Vested Shares shall be increased by the number of shares that would have become vested and exercisable on the date six (6) months after the consummation of the Change in Control. In addition, if, within six (6) months following the Change in Control, the successor corporation (or parent thereof) terminates the employment of the Participant without Cause, upon such termination all of the shares subject to an Award shall become fully vested and exercisable. “Cause” for this purpose shall mean the willful engaging by the Participant in illegal conduct or gross misconduct which is materially injurious to the successor corporation (or parent thereof).

C. Vesting. Subject to the limitations set forth in Paragraph 18 of the Plan, the Committee may provide that: (i) any Options will, at any time, become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be; (ii) any part or all of the restrictions or conditions applicable to Restricted Stock Awards, awards of Restricted Units, and Other Stock-Based Awards (“Full Value Awards”) may be removed or modified or that such Full Value Awards may become immediately exercisable or realizable in full (and the Committee may waive the forfeiture provisions thereof); and (iii) any Performance Awards will, at any time after the first anniversary of the grant date, become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

D. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C above with respect to ISOs shall be made in a manner intended to avoid any adverse tax consequences for the holders of such ISOs, unless otherwise determined by the Committee. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification, extension, or renewal (as those terms are defined in Section 424 of the Code) of such ISOs, the Committee may (but is not required to) refrain from making such adjustments.

E. Issuances of Securities. Unless otherwise determined by the Committee, and except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to an Award. Unless otherwise determined by the Committee, no adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

F. Adjustments. Upon the happening of any of the events described in subparagraphs A or B above, the class and aggregate number of shares set forth in Paragraph 3 hereof that are subject to Awards which previously have been or subsequently may be granted under the Plan (including outstanding Awards incorporated into this Plan from a Prior Plan) will also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the successor board shall determine the specific adjustments to be made under this Paragraph 18 and, in accordance with Paragraph 2, its determination shall be conclusive.

If any person owning restricted Common Stock obtained by exercise of an Award made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs A or B above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee.

19. Term, Suspension and Amendment of Plan. The Plan will expire on the tenth anniversary of the Effective Date (except as to Awards outstanding on that date). The Board may, at any time, amend, suspend, or terminate the Plan as to any shares of Common Stock as to which Awards have not been made. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, including, without limitation, amendments or modifications relating to ISOs and certain nonqualified deferred compensation under Section 409A of the Code and to bring the Plan or Awards granted under the Plan into compliance therewith. However, except as provided in Paragraph 18 of the Plan, stockholder approval shall be required for any amendment of the Plan that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially modifies the requirements as to eligibility for participation under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan, or (iv) increases the term of the Plan. No amendment, suspension or termination of the Plan may adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan without the consent of the Participant. In addition, certain amendments may, as determined by the Board in its sole discretion, require stockholder approval pursuant to applicable laws, rules or regulations, including applicable rules of any exchange on which the Common Stock is listed.

20. Non-U.S. Employees. Notwithstanding anything in the Plan to the contrary, with respect to any employee who is resident outside of the United States, the Board may, in its sole discretion, amend the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives of the Plan; provided, however, that this Paragraph 20 shall not authorize the Board to amend the provisions of Paragraph 3 hereof. The Board may, where appropriate, establish one or more sub-plans for this purpose.

21. Application of Funds. The proceeds received by the Company under the Plan shall be used for general corporate purposes.

22. Governmental Regulation. The Company’s obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

23. Notice to Company of Disqualifying Disposition. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. A “Disqualifying Disposition” is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the employee was granted the ISO, or (b) one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

24. Governing Law. The validity and construction of the Plan and the instruments evidencing Awards shall be governed by the laws of the State of Maryland, or the laws of any other jurisdiction in which the Company or its successors in interest may be organized.

25. No Employment/Service Rights. Nothing in the Plan confers upon any Participant any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or any Related Entity or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s service at any time for any reason, with or without Cause.

26. Section 409A Requirements. Notwithstanding anything to the contrary in this Plan or any Award agreement, these provisions shall apply to any payments and benefits otherwise payable to or provided to a Participant under this Plan and any Award. For purposes of Section 409A of the Code, each “payment” (as defined by Section 409A of the Code) made under this Plan or an Award shall be considered a “separate payment.” In addition, for purposes of Section 409A of the Code, payments shall be deemed exempt from the definition of deferred compensation under Section 409A of the Code to the fullest extent possible under (i) the “short-term deferral” exemption of Treasury Regulation § 1.409A-1(b)(4), and (ii) with respect to amounts paid as separation pay no later than the second calendar year following the calendar year containing the participant’s “separation from service” (as defined for purposes of Section

409A of the Code) the “two years/two-times” separation pay exemption of Treasury Regulation § 1.409A-1(b)(9)(iii), which are hereby incorporated by reference. If the Participant is a “specified employee” as defined in Section 409A of the Code (and as applied according to procedures of the Company and its affiliates) as of his separation from service, to the extent any payment under this Plan or an Award constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A of the Code) and to the extent required by Section 409A of the Code, no payments due under this Plan or an Award may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from service. To the extent that the payment terms for an Award are otherwise set forth in a written employment agreement or change in control agreement with a Specified Employee (or other Company plan applicable to the Specified Employee) and such payment terms otherwise meet the requirements of Section 409A of the Code and the application of such terms does not result in a violation of Section 409A of the Code, the foregoing payment terms shall be disregarded and the payment terms set forth in the applicable agreement or plan shall apply. If this Plan or any Award fails to meet the requirements of Section 409A of the Code, neither the Company nor any of its affiliates shall have any liability for any tax, penalty or interest imposed on the Participant by Section 409A of the Code, and the Participant shall have no recourse against the Company or any of its affiliates for payment of any such tax, penalty or interest imposed by Section 409A of the Code.

Board Approval Date: January 26, 2009

Stockholder Approval Date:             , 2009

C/O AST 6201 15TH AVENUE BROOKLYN, NY 11219

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SOFND1                    KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

    SONIC FOUNDRY, INC.

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 AND 3.

Vote on Directors

1.     To elect as Director of Sonic

Foundry, Inc. the nominees listed below:

01)   David C. Kleinman

02)   Paul S. Pearcy

For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposals	For	Against	Abstain

2. Proposal to adopt 2009 Sonic Foundry Incentive Stock Option Plan.	☐	☐	☐

3. Ratification of the appointment of Grant Thornton LLP as independent auditors.	☐	☐	☐

4. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report Combo are available at www.proxyvote.com.

SOFND2

SONIC FOUNDRY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

MARCH 5, 2009

The stockholder(s) hereby appoint(s) R. Buinevicius and K. Minor, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Sonic Foundry, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Central Time on March 5, 2009 at the Monona Terrace Community and Convention Center, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR THE PROPOSALS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED

REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE